* NOTE: CONFIDENTIAL PORTIONS OMITTED IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED





                                  EXHIBIT 10.20




                                  $10,000,000
                                CREDIT AGREEMENT

                                     AMONG

                         NATIONAL EDUCATION CORPORATION

                             THE BANKS NAMED HEREIN

                                      AND

                             BANKERS TRUST COMPANY,
                                    AS AGENT



                       __________________________________

                          Dated as of December 22, 1993
                       __________________________________

                              TABLE OF CONTENTS *

                                                                          Page
                                                                          ----
Section 1.  Definitions and Principles of Construction  . . . . . . . . .    1

             1.01  Defined Terms  . . . . . . . . . . . . . . . . . . . .    1
             1.02  Principles of Construction . . . . . . . . . . . . . .   13

Section 2.  Amount and Terms of Credit  . . . . . . . . . . . . . . . . .   13

             2.01  The Loans  . . . . . . . . . . . . . . . . . . . . . .   13
             2.02  Notes  . . . . . . . . . . . . . . . . . . . . . . . .   17
             2.03  Interest on the Loans  . . . . . . . . . . . . . . . .   17
             2.04  Increased Costs  . . . . . . . . . . . . . . . . . . .   21
             2.05  Use of Proceeds  . . . . . . . . . . . . . . . . . . .   21
             2.06  Special Provisions Governing Eurodollar Rate
                  Loans . . . . . . . . . . . . . . . . . . . . . . . . .   22
             2.07  Letters of Credit  . . . . . . . . . . . . . . . . . .   29

Section 3.  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

             3.01  Fees . . . . . . . . . . . . . . . . . . . . . . . . .   38

Section 4.  Prepayments; Payments . . . . . . . . . . . . . . . . . . . .   38

             4.01  Prepayments  . . . . . . . . . . . . . . . . . . . . .   38
             4.02  Method and Place of Payment  . . . . . . . . . . . . .   39
             4.03  Net Payments . . . . . . . . . . . . . . . . . . . . .   39
             4.04  Application of Prepayments . . . . . . . . . . . . . .   39
             4.05  Apportionment of Payments  . . . . . . . . . . . . . .   39
             4.06  Voluntary Reduction of Revolving Loan
                   Commitments . . . . . . . . . . . . . . . . . . . . . .  40

Section 5.  Conditions Precedent  . . . . . . . . . . . . . . . . . . . .   40

             5.01  Conditions to Effectiveness  . . . . . . . . . . . . .   40
             5.02  Termination of Advised Line  . . . . . . . . . . . . .   42
             5.03  Conditions to all Loans and Letters of Credit  . . . .   43
             5.04  Conditions to Certain Revolving Loans and
                   Letters of Credit . . . . . . . . . . . . . . . . . . .  44

Section 6.  Representations, Warranties and Agreements  . . . . . . . . .   44

             6.01  Corporate Status . . . . . . . . . . . . . . . . . . .   44
             6.02  Corporate Power and Authority  . . . . . . . . . . . .   45
             6.03  No Violation . . . . . . . . . . . . . . . . . . . . .   45
             6.04  Governmental Approvals . . . . . . . . . . . . . . . .   46






     *This Table of Contents is provided for convenience only and is not a part of the attached Credit Agreement.

             6.05  Financial Statements; Financial Condition;
                   Undisclosed Liabilities; etc. . . . . . . . . . . . . .  46
             6.06  Litigation . . . . . . . . . . . . . . . . . . . . . .   47
             6.07  True and Complete Disclosure . . . . . . . . . . . . .   47
             6.08  Use of Proceeds; Margin Regulations  . . . . . . . . .   48
             6.09  Tax Returns and Payments . . . . . . . . . . . . . . .   48
             6.10  Compliance with ERISA  . . . . . . . . . . . . . . . .   48
             6.11  Capitalization . . . . . . . . . . . . . . . . . . . .   49
             6.12  Subsidiaries . . . . . . . . . . . . . . . . . . . . .   49
             6.13  Compliance with Statutes, etc. . . . . . . . . . . . .   49
             6.14  Investment Company Act . . . . . . . . . . . . . . . .   50
             6.15  Public Utility Holding Company Act . . . . . . . . . .   50
             6.16  Labor Relations  . . . . . . . . . . . . . . . . . . .   50
             6.17  Patents, Licenses, Franchises and Formulas . . . . . .   51
             6.18  No Material Adverse Change . . . . . . . . . . . . . .   51

Section 7.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . .   51

             7.01  Information Covenants  . . . . . . . . . . . . . . . .   51
             7.02  Books, Records and Inspections . . . . . . . . . . . .   55
             7.03  Maintenance of Property, Insurance . . . . . . . . . .   55
             7.04  Corporate Franchises . . . . . . . . . . . . . . . . .   56
             7.05  Compliance with Statutes, etc. . . . . . . . . . . . .   56
             7.06  ERISA  . . . . . . . . . . . . . . . . . . . . . . . .   56
             7.07  End of Fiscal Years; Fiscal Quarters . . . . . . . . .   57
             7.08  Performance of Obligations . . . . . . . . . . . . . .   57
             7.09  Payment of Taxes and Claims  . . . . . . . . . . . . .   58
             7.10  Further Assurances; New Subsidiaries . . . . . . . . .   58

Section 8.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . .   58

             8.01  Liens  . . . . . . . . . . . . . . . . . . . . . . . .   59
             8.02  Consolidation, Merger, Sale of Assets, etc.  . . . . .   60
             8.03  Dividends  . . . . . . . . . . . . . . . . . . . . . .   61
             8.04  Leases . . . . . . . . . . . . . . . . . . . . . . . .   62
             8.05  Indebtedness . . . . . . . . . . . . . . . . . . . . .   63
             8.06  Advances, Investments and Loans  . . . . . . . . . . .   64
             8.07  Transactions with Affiliates . . . . . . . . . . . . .   66
             8.08  Capital Expenditures . . . . . . . . . . . . . . . . .   66
             8.09  Ratio of Liabilities to Net Worth  . . . . . . . . . .   67
             8.10  Minimum Consolidated EBITDA  . . . . . . . . . . . . .   67
             8.11  Minimum Consolidated Net Worth . . . . . . . . . . . .   67
             8.12  Fixed Charge Coverage Ratio  . . . . . . . . . . . . .   67
             8.13  Limitation on Voluntary Payments and
                   Modifications of Indebtedness; Modifications of
                   Certificate of Incorporation, By-Laws and
                   Certain Other Agreements; etc.  . . . . . . . . . . . .  68
             8.14  Limitation on Restrictions on Subsidiary
                   Dividends and Other Distributions . . . . . . . . . . .  68
             8.15  Business . . . . . . . . . . . . . . . . . . . . . . .   69
             8.16  Transfer of Copyrights, Patents and Trademarks . . . .   69

Section 9.  Events of Default . . . . . . . . . . . . . . . . . . . . . .   69

             9.01  Payments . . . . . . . . . . . . . . . . . . . . . . .   69
             9.02  Representations, etc.  . . . . . . . . . . . . . . . .   69
             9.03  Covenants  . . . . . . . . . . . . . . . . . . . . . .   70
             9.04  Default Under Other Agreements . . . . . . . . . . . .   70
             9.05  Bankruptcy, etc. . . . . . . . . . . . . . . . . . . .   70
             9.06  ERISA  . . . . . . . . . . . . . . . . . . . . . . . .   71
             9.07  Subsidiary Guaranty  . . . . . . . . . . . . . . . . .   71
             9.08  Changes of Control . . . . . . . . . . . . . . . . . .   72
             9.09  Judgments  . . . . . . . . . . . . . . . . . . . . . .   72
             9.10  Governmental Policies  . . . . . . . . . . . . . . . .   72

Section 10.  The Agent  . . . . . . . . . . . . . . . . . . . . . . . . .   73

             10.01  Appointment . . . . . . . . . . . . . . . . . . . . .   73
             10.02  Nature of Duties  . . . . . . . . . . . . . . . . . .   74
             10.03  Lack of Reliance on the Agent . . . . . . . . . . . .   74
             10.04  Certain Rights of the Agent . . . . . . . . . . . . .   75
             10.05  Reliance  . . . . . . . . . . . . . . . . . . . . . .   75
             10.06  Indemnification . . . . . . . . . . . . . . . . . . .   75
             10.07  The Agent in its Individual Capacity  . . . . . . . .   75
             10.08  Holders . . . . . . . . . . . . . . . . . . . . . . .   76
             10.09  Resignation by the Agent  . . . . . . . . . . . . . .   76

Section 11.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . .   76

             11.01  Payment of Expenses, etc. . . . . . . . . . . . . . .   76
             11.02  Right of Setoff . . . . . . . . . . . . . . . . . . .   77
             11.03  Notices . . . . . . . . . . . . . . . . . . . . . . .   78
             11.04  Benefit of Agreement  . . . . . . . . . . . . . . . .   78
             11.05  No Waiver; Remedies Cumulative  . . . . . . . . . . .   79
             11.06  Payments Pro Rata . . . . . . . . . . . . . . . . . .   80
             11.07  Calculations; Computations  . . . . . . . . . . . . .   80
             11.08  Governing Law; Waiver of Jury Trial . . . . . . . . .   81
             11.09  Counterparts  . . . . . . . . . . . . . . . . . . . .   81
             11.10  Headings Descriptive  . . . . . . . . . . . . . . . .   81
             11.11  Amendment or Waiver . . . . . . . . . . . . . . . . .   81
             11.12  Survival  . . . . . . . . . . . . . . . . . . . . . .   82
             11.13  Domicile of Loans . . . . . . . . . . . . . . . . . .   82

SCHEDULE I       Banks, Loan Amounts and Pro Rata Shares
SCHEDULE II      Material Adverse Changes
SCHEDULE III     Undisclosed Liabilities
SCHEDULE IV      Litigation
SCHEDULE V       Subsidiaries
SCHEDULE VI      Statutory Noncompliance
SCHEDULE VII     Insurance
SCHEDULE VIII    Permitted Liens
SCHEDULE IX      Existing Indebtedness
SCHEDULE X       Permitted Asset Sales



EXHIBIT A        Notice of Borrowing
EXHIBIT B        Notice of Conversion/Continuation
EXHIBIT C        Notice of Issuance of Letter of Credit
EXHIBIT D        Investment Policy and Guidelines
EXHIBIT E        Revolving Note
EXHIBIT F        Subsidiary Guaranty
EXHIBIT G        Subordination Agreement




                                CREDIT AGREEMENT


                 CREDIT AGREEMENT, dated as of December 22, 1993, among NATIONAL EDUCATION CORPORATION (the "Borrower"), a corporation organized and existing under the laws of Delaware, BANKERS TRUST COMPANY and any other financial institution which may become a lender hereunder (each a "Bank" and, collectively, the "Banks") and BANKERS TRUST COMPANY, acting in the manner and to the extent described in Section 10 (in such capacity, the "Agent").


                                R E C I T A L S


                 WHEREAS, the Borrower has requested that Bankers Trust Company provide revolving credit facilities in the amount of $10,000,000 and Bankers Trust Company has agreed to provide such credit facilities only upon the terms and conditions set forth herein.

                               A G R E E M E N T


                 NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the Borrower, the Banks and the Agent agree as follows:

                 Section 1.  Definitions and Principles of Construction.

                 1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Acquisition" shall mean the New Horizons Acquisition, the Micromash Acquisition and/or any other acquisition of the capital stock of, or all (or substantially all) of the assets of, any Person permitted pursuant to subsection 8.02(vi).

                 "Adjusted Consolidated Net Worth" shall mean, as to the Borrower, the Consolidated Net Worth of the Borrower adjusted by excluding the cumulative foreign exchange translation adjustment.

                 "Adjusted Eurodollar Rate" shall mean, for any Interest Rate Determination Date, the rate (rounded upward to the next highest one hundredth of one percent) obtained by dividing (i) the Eurodollar Rate for that date by
(ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets that includes loans by a non- United States office of a bank to United States residents).

                 "Affected Bank" shall mean any Bank affected by any of the events described in subsection 2.06(b) or 2.06(c).

                 "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 8.07, an Affiliate of the Borrower shall include any Person (including an individual) that directly or indirectly owns more than 5% of the Borrower and any officer or director of the Borrower or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                 "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to Section 10.09.

                 "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

                 "Bank" shall mean Bankers Trust Company and each successor and assignee pursuant to Section 11.04.

                 "Bankruptcy Code" shall have the meaning provided in Section 9.05.

                 "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                 "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in New York City or California a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

                 "Certificate of Exemption" shall have the meaning assigned to that term in subsection 2.06(g)(iii).

                 "Closing Date" shall mean the date on or before December 31, 1993 on which all of the conditions to the effectiveness of this Agreement set forth in Section 5.01 are satisfied or waived.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Consolidated EBIT" shall mean, as to any Person and for any period, the consolidated net income of such Person and its Subsidiaries for such period, before interest expense and provision for taxes and without giving effect to (i) any extraordinary gains (or extraordinary losses) and (ii) gains (or losses) from sales of assets (other than sales of inventory in the ordinary course of business) to the extent that the net gain or loss from all such sales is, in the aggregate, less than $500,000 per annum; it being agreed and understood that such excluded gains and losses shall include, among other things, (A) gains realized in July 1993 as the result of the public offering of the common stock of SV and (B) any losses arising from the restructuring charges taken in September 1993 in relation to Ed Centers, various school closures, and the write-down of certain assets, including intangible assets of NETG.

                 "Consolidated EBITDA" shall mean, as to any Person and for any period, the Consolidated EBIT of such Person and its Subsidiaries for such period, adjusted by (i) adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at such Consolidated EBIT for such period, (ii) subtracting therefrom the amount of all non-cash gains that were added in arriving at such Consolidated EBIT for such period, (iii) to the extent not otherwise subtracted pursuant the preceding clause (ii), subtracting gains (or adding losses) on foreign exchange adjustments on intercompany balances reflected on the books of the Borrower, and (iv) excluding minority interests.

                 "Consolidated Fixed Charges" shall mean, as to any Person and for any period, the sum of (i) the total consolidated interest expense of such Person and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) (ii) all scheduled principal payments required to be made by such Person and its Subsidiaries, on a consolidated basis for such period and (iii) lease payments made or accrued by such Person and its Subsidiaries, on a consolidated basis, for such period.

                 "Consolidated Liabilities" shall mean, as to any Person, the
total   liabilities of such Person and its   Subsidiaries determined on a
consolidated basis in accordance with generally accepted accounting principles in the United States.

                 "Consolidated Net Worth" shall mean, as to any Person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis after appropriate deduction for any minority interests in Subsidiaries.

                 "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States.

                 "Contingent Obligation" shall mean, as to any Person, (A) any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business; and (B) any obligations of such Person under any Interest Rate/Currency Agreement. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                 "Credit Documents" shall mean this Agreement, each Note, the Letters of Credit and the Subsidiary Guaranty.

                 "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                 "Dollars" and "$" shall mean the lawful money of the United States of America.

                 "Ed Centers" shall mean National Education Centers, Inc., a California corporation and a direct Wholly-Owned Subsidiary of the Borrower.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                 "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) which together with the Borrower or any of its Subsidiaries would be a member of the same "controlled group" within the meaning of Section 414(b), (m), (c) and (o) of the Code.

                 "Eurodollar Rate" shall mean, for any Interest Rate Determination Date, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered quotation, if any, to first class banks in the Eurodollar market by Bankers Trust Company for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan of Bankers Trust Company for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 A.M. (New York time) two Business Days prior to the commencement of such Interest Period.

                 "Eurodollar Rate Loans" shall mean Loans bearing interest at rates determined by reference to the Eurodollar Rate as provided in Section 2.03.

                 "Eurodollar Rate Taxes" shall have the meaning assigned to that term in subsection 2.06(g)(i).

                 "Event of Default" shall have the meaning provided in Section
9.

                 "Existing Indebtedness" shall have the meaning provided in
Section 8.05.

                 "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                 "Foreign Bank" shall have the meaning assigned to that term in subsection 2.06(g)(iii).

                 "Funding Date" shall mean the date of the funding of a Loan or the date of the issuance of a Letter of Credit, as applicable.

                 "Government Acts" shall have the meaning assigned to such term in subsection 2.07(h).

                 "Guarantor Subsidiary" shall mean NETG, Ed Centers, ICS, National Education Training Group, Inc., a Nevada corporation and a Wholly-Owned Subsidiary of NETG, Spectrum Interactive, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of NETG, and International Correspondence Schools, Inc., a Pennsylvania corporation and a Wholly-Owned Subsidiary of ICS, each of which shall be party to the Subsidiary Guaranty.

                 "ICS" shall mean ICS Learning Systems, Inc., a Delaware corporation and a direct Wholly-Owned Subsidiary of the Borrower.

                 "Increased Taxes" shall mean, with respect to any Bank, taxes imposed on or measured by the overall income of that Bank (whether gross or net income) by the United States of America or any political subdivision or taxing authority thereof or therein or taxes on or measured by the overall income of any foreign branch or subsidiary of that Bank (whether gross or net income) by any foreign country or subdivision thereof in which that branch or subsidiary is doing business or any withholding taxes imposed by the United States of America with respect to the payment of interest or any other amount hereunder.

                 "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the undrawn amount of or unreimbursed amount under all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person,
(iv) the aggregate amount required to be capitalized under generally accepted accounting principles under leases under which such Person is the lessee and
(v) all Contingent Obligations of such Person.

                 "Interest Payment Date" shall mean, (i) with respect to any Eurodollar Rate Loan having an Interest Period of one, two or three months, the last day of the Interest Period applicable to such Loan or, (ii) in the case of any Eurodollar Rate Loan having an Interest Period of six months, (a) the date that is three months after the initial date of the Interest Period applicable to such Loan and (b) the last day of the Interest Period applicable to such Loan.

                 "Interest Period" shall mean any period applicable to a Loan as determined pursuant to subsection 2.03(b).

                 "Interest Rate/Currency Agreement" shall mean (i) any interest rate swap agreement, interest rate cap agreement or other similar agreement or arrangement designed to protect the Borrower against fluctuations in interest rates or (ii) any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Borrower against fluctuations in currency values.

                 "Interest Rate Determination Date" shall mean each date for calculating the Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a Eurodollar Rate Loan.

                 "Issuing Bank" shall mean Bankers Trust Company in its capacity as the issuer of Letters of Credit pursuant to Section 2.07.

                 "JMI" shall mean the joint venture company formed by Training Group and James Martin pursuant to the JMI Joint Venture Agreement.

                 "JMI Administrative Services Contract" shall mean the Administrative Services Contract dated as of April 5, 1991, between JMI and Training Group, as amended, modified or supplemented from time to time.

                 "JMI Joint Venture Agreement" shall mean the Joint Venture Agreement dated as of April 5, 1991, between James Martin, an individual, and Training Group, as amended, modified or supplemented from time to time.

                 "JMI License Agreement" shall mean the License Agreement dated as of April 5, 1991, between JMI and Training Group, as amended, modified or supplemented from time to time.

                 "Lending Office" shall mean, with respect to each Bank, the office of such Bank specified opposite its signature below as its lending office or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to the Borrower and the Agent.

                "Letter of Credit" shall mean any of the standby letters of credit issued or to be issued by the Issuing Bank for the account of the Borrower pursuant to Section 2.07 and for the purposes described in subsection 2.05(b); provided that, notwithstanding anything to the contrary contained herein, any such Letter of Credit may be issued by an Affiliate of the Issuing Bank; provided, further, that to the extent that a Letter of Credit is issued by an Affiliate of the Issuing Bank, such Affiliate shall, for all purposes under this Agreement, the Credit Documents and all other instruments and documents referred to herein and therein be deemed to be the "Issuing Bank" with respect to such Letter of Credit.

                 "Letter of Credit Usage" shall mean, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by the Borrower.


                 "Letter of Intent" shall mean that certain letter dated October 21, 1993, from the Borrower to Mr. Michael Brinda, New Horizons Computer Learning Center, Inc. and New Horizons Franchising, Inc. relating to the acquisition of the assets of, and the assumption of certain liabilities of, New Horizons by the Borrower or its Wholly-Owned Subsidiary.

                 "Letter of Non-Exemption" shall have the meaning assigned to that term in subsection 2.06(g)(iii).

                 "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, any agreement to give any security interest and any lease having substantially the same effect as any of the foregoing).

                 "Loan" or "Loans" shall mean one or more of the Revolving
Loans.

                 "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

                 "Micromash" shall mean M-Mash, Inc., a Colorado corporation.

                 "Micromash Acquisition" shall mean the acquisition of Micromash by the Borrower or any Wholly-Owned Subsidiary of the Borrower.

                 "NETG" shall mean NETG Holding, Inc., a Delaware corporation and a direct Wholly-Owned Subsidiary of the Borrower.

                 "Net Worth" shall mean, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with generally accepted accounting principles in the United States, constitutes stockholders' equity, excluding any treasury stock.

                 "New Horizons" shall mean New Horizons Computer Learning Center, Inc. and New Horizons Franchising, Inc., collectively.

                 "New Horizons Acquisition" shall mean the acquisition of the assets of, and the assumption of certain liabilities of, New Horizons by the Borrower or any Wholly-Owned Subsidiary of the Borrower in accordance with the terms set forth in the Letter of Intent.

                 "New Subordinated Debt" shall mean the Senior Subordinated Convertible Debentures due 2006 in an aggregate principal amount of $20,000,000 issued by Borrower pursuant to the New Subordinated Debt Agreement.

                 "New Subordinated Debt Agreement" shall mean the Purchase Agreement dated as of February 15, 1991 by and among the Borrower, the persons identified in Exhibit A thereto and Richard C. Blum Associates, Inc., pursuant to which the Borrower issued and sold and the buyers thereunder purchased the New Subordinated Debt.

                 "Notes" shall mean one or more of the Revolving Notes.

                 "Notice of Borrowing" shall mean a notice substantially in the form of Exhibit A with respect to a proposed borrowing.

                 "Notice of Conversion/Continuation" shall mean a notice substantially in the form of Exhibit B with respect to a proposed conversion or continuation of a Loan.

                 "Notice of Issuance of Letter of Credit" shall mean a notice substantially in the form of Exhibit C with respect to a proposed issuance of a Letter of Credit.

                 "Notice Office" shall mean the office of the Agent located at One Bankers Trust Plaza, 14th Floor, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                 "Obligations" shall mean all amounts owing to the Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                 "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006, Attention: Commercial Loan Division Ref: NEC, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

                 "Permitted Liens" shall have the meaning provided in Section 8.01.

                 "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                 "Performance Plan" shall have the meaning provided in subsection 7.01(d).

                 "Plan" shall mean any multiemployer plan or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to, or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to, by the Borrower or by a Subsidiary of the Borrower or an ERISA Affiliate.

                 "Prime Lending Rate" shall mean the rate which Bankers Trust Company announces from time to time as its prime lending rate, and the Prime Lending Rate shall change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                 "Prime Rate Loans" shall mean Loans maintained or made by the Banks bearing interest at rates determined by reference to the Prime Lending Rate as provided in Section 2.03.

                 "Pro Rata Share" shall mean, with respect to each Bank, the percentage designated as such Bank's Pro Rata Share set forth opposite the name of such Bank on Schedule I; provided that Schedule I shall be amended and the Banks' Pro Rata Shares shall be adjusted from time to time to give effect to the addition of any new Banks and any reallocations among existing Banks necessary to reflect assignments pursuant to subsection 11.04. The sum of the Pro Rata Shares of all Banks at any date of determination shall equal 100%.

                 "Public Subordinated Debt" shall mean Indebtedness outstanding under the Borrower's 6-1/2% Convertible Subordinated Debentures due 2011.

                 "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                 "Reporting Subsidiary" means each of SV, NETG, ICS, and Ed Centers.

                 "Required Banks" shall mean, at any time, the Banks holding 51% or more of the aggregate Revolving Loan Commitments (or, if the Revolving Loan Commitments have been terminated, the aggregate unpaid principal amount of the Revolving Loans and the aggregate face amount of all outstanding Letters of Credit).

                 "Revolving Loan Commitment" or "Revolving Loan Commitments" shall mean the commitment or commitments of a Bank or the Banks to make Revolving Loans as set forth in subsection 2.01(a).

                 "Revolving Loans" shall mean the Revolving Loans made by the Banks on or after the Closing Date pursuant to subsection 2.01(a).

                 "Revolving Notes" shall mean the promissory notes of the Borrower issued in favor of the Banks pursuant to Section 2.02 to evidence the Revolving Loans, substantially in the form of Exhibit E.

                 "SEC" shall have the meaning provided in Section 7.01(h).

                 "Signing Date" shall mean the initial date upon which this Agreement is fully executed and delivered by the Borrower, the Agent and the Banks.

                 "SV" shall mean Steck-Vaughn Publishing Corporation, a Delaware corporation.

                 "Subordination Agreement" shall mean the Subordination Agreement, dated as of December 22, 1993, among the Borrower and certain of its Subsidiaries, an executed copy of which is attached hereto as Exhibit G, as amended, modified or supplemented from time to time.

                 "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                 "Subsidiary Guaranty" shall mean the Guaranty Agreement dated as of the date hereof, executed by each Guarantor Subsidiary, substantially in the form annexed hereto as Exhibit F, as modified, supplemented or amended from time to time.

                 "Target" shall mean the Person to be acquired, or the Person whose assets are to be acquired, in any Acquisition.

                 "Termination Date" shall mean the earlier of (a) the day that is 364 days after Signing Date and (b) the date upon which the Revolving Loan Commitments are terminated pursuant to subsection 4.06 or Section 9.

                 "Total Utilization of Revolving Loan Commitments" shall mean, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the Letter of Credit Usage.

                 "Training Group" shall mean National Education Training Group, Inc., a Nevada corporation and a direct Wholly-Owned Subsidiary of NETG.

                 "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                 "Unfunded Current Liability" shall mean, as to any Plan, the amount, if any, by which the present value of the accrued benefits under such Plan as of the close of its most recent plan year determined in accordance with
Section 412 of the Code exceeds the fair market value of the assets allocable thereto.

                 "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                 "XAP" shall mean XAP Company L.P., a California limited partnership.

                 "XAP Agreement" shall mean that certain Agreement of Limited Partnership dated November 1, 1992, between Nec Sub, Inc., a California corporation and Wholly-Owned Subsidiary of the Borrower, Allen Firstenberg and Maurice Salter, as amended, modified or supplemented from time to time.

                 1.02  Principles of Construction.

                 (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                 (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in conformity with those used in the preparation of the financial statements referred to in subsections 6.05(a) and (b).

                 Section 2.  Amount and Terms of Credit.

                 2.01  The Loans.

                 (A) REVOLVING LOANS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, each Bank hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to make Revolving Loans to the Borrower from time to time during the period from the Closing Date through but excluding the Termination Date in an amount not exceeding its Pro Rata Share of the aggregate Revolving Loan Commitments (as defined below) for the purposes identified in Section 2.05. Each Bank's commitment to maintain and make Revolving Loans to the Borrower pursuant to this subsection 2.01(a) is hereby called its "Revolving Loan Commitment" and such commitments of all Banks in the aggregate are herein called the "Revolving Loan

Commitments".  The initial amount of each Bank's Revolving Loan
Commitment is set forth in Schedule I and the aggregate initial amount of all Revolving Loan Commitments is $10,000,000. The amount of the Revolving Loan Commitments shall be reduced by the amount of all reductions thereof made pursuant to Section 4.06 through the date of determination. In no event shall the aggregate principal amount of the Revolving Loans from any Bank outstanding at any time exceed the amount of its Revolving Loan Commitment then in effect. Each Bank's Revolving Loan Commitment shall expire on the Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans, the Revolving Commitments, or otherwise (including, without limitation, any cash deposit required under subsection 2.07(a) with respect to any Letter of Credit having an expiration date subsequent to the Termination
Date) shall be paid in full no later than that date.

                 Notwithstanding the foregoing provisions of this subsection 2.01(a) and subsection 2.01(b), the extensions of credit under the Revolving Loan Commitments shall be subject to the following limitations in the amounts and during the periods indicated:

                 (i) The amount otherwise available for borrowing under the Revolving Loan Commitments as of any time of determination (other than to reimburse the Issuing Bank for the amount of any drawings under any Letter of Credit honored by the Issuing Bank and not theretofore reimbursed by the Borrower) shall be reduced by the Letter of Credit Usage as of such time of determination;

                 (ii) At no time shall the Total Utilization of Revolving Loan Commitments exceed the aggregate amount of the Revolving Loan Commitments then in effect; and

                 (iii) In no event shall any Bank's Pro Rata Share of the Total Utilization of Revolving Loan Commitments as of any date of determination exceed its Revolving Loan Commitment then in effect.

                 Subject to subsection 2.06(d), all Revolving Loans under this Agreement shall be made by the Banks simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Bank shall be responsible for any default by any other Bank in that other Bank's obligation to make Revolving Loans hereunder nor shall the Revolving Loan Commitment of any Bank be increased or decreased as a result of the default by any other Bank in that other Bank's obligation to make Revolving Loans hereunder. Amounts borrowed by the Borrower under this subsection 2.01(a) may be repaid and, through but excluding the Termination Date, reborrowed.

                 (B) NOTICE OF BORROWING. Subject to subsection 2.01(a), whenever the Borrower desires to borrow Revolving Loans under this subsection 2.01, it shall deliver to the Agent a Notice of Borrowing no later than 1:00 P.M. (New York time) one Business Day in advance of the proposed Funding Date (in the case of a requested Prime Rate Loan) and three Business Days in advance of the proposed Funding Date (in the case of a requested Eurodollar Rate Loan). The Notice of Borrowing shall specify (a) the proposed Funding Date (which shall be a Business Day), (b) the amount of the proposed borrowing and that the proposed borrowing shall be a Revolving Loan, (c) in the case of any Revolving Loans requested to be made on the Closing Date, that such Revolving Loans shall initially be Prime Rate Loans, (d) in the case of Revolving Loans requested to be made after the Closing Date, whether such Revolving Loans are initially to consist of Prime Rate Loans or Eurodollar Rate Loans or a combination thereof,
(e) if such Revolving Loans, or any portion thereof, are initially to be Eurodollar Rate Loans, the amounts thereof and the initial Interest Periods therefor and (f) that the Total Utilization of Revolving Loan Commitments (after giving effect to the Revolving Loans then requested) will not exceed the Revolving Loan Commitments then in effect. Revolving Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Revolving Loans may be continued as or converted into Prime Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.03(d); provided that unless the Agent otherwise consents in writing, the Revolving Loans made during the period from and including the Closing Date until the date 3 Business Days after the Closing Date may not be converted until 3 Business Days after the Closing Date. In lieu of delivering the above-described Notice of Borrowing, the Borrower may give the Agent telephonic notice by the required time of any proposed borrowing of Revolving Loans under this subsection 2.01; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to the Agent on or prior to the Funding Date of the requested Revolving Loans.

                 Neither the Agent nor any Bank shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith under this subsection 2.01 and upon funding of Revolving Loans by the Banks in accordance with this Agreement pursuant to any such telephonic notice, the Borrower shall have effected Revolving Loans hereunder.

                 Except as provided in subsection 2.06(d), a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a borrowing in accordance therewith.

                 (C) DISBURSEMENT OF FUNDS. Promptly after receipt of a Notice of Borrowing related to a Revolving Loan pursuant to subsection 2.01(b) (or telephonic notice thereof), the Agent shall notify each Bank of the proposed borrowing. Each Bank shall make the amount of its Revolving Loan available to the Agent, in same day funds, at its Payment Office not later than 12:00 Noon (New York time) on the Funding Date. Upon satisfaction or waiver of the conditions precedent specified in Section 5, as applicable, the Agent shall make the proceeds of such Loans available to the Borrower on such Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by the Agent to be credited to the account of the Borrower at such office of the Agent.

                 Unless the Agent shall have been notified by any Bank in writing prior to any Funding Date in respect of any Revolving Loans that such Bank does not intend to make available to the Agent such Bank's Revolving Loan on such Funding Date (which such notice, if so received by the Agent, shall promptly be communicated to the Borrower), the Agent may assume that such Bank has made such amount available to the Agent on such Funding Date and the Agent in its sole discretion may, but shall not be obligated to, make available to the Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Prime Lending Rate. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. Nothing in this subsection 2.01(c) shall be deemed to relieve any Bank from its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights that the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                 2.02 Notes. The Borrower shall execute and deliver to each Bank (or to the Agent for that Bank) on the Closing Date a Revolving Note substantially in the form of Exhibit E to evidence that Bank's Revolving Loans, in the principal amount of that Bank's Revolving Loan Commitment and with other appropriate insertions. Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

                 2.03  Interest on the Loans.

                 (A) RATE OF INTEREST. Subject to the provisions of subsections 2.03(e) and 2.06(g), each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Prime Lending Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest shall be selected by the Borrower initially at the time a Notice of Borrowing is given pursuant to subsection 2.01(b). The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.03(d). If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Prime Lending Rate.

                 The Loans shall bear interest through maturity as follows:

                 (i) if a Prime Rate Loan, then at the sum of the Prime Lending Rate plus 0.50% per annum; and

                 (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 1.50% per annum;

                 (B) INTEREST PERIODS. In connection with each Eurodollar Rate Loan, the Borrower shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two, three or six- month period; provided that:

                 (i) the initial Interest Period for any Loan shall commence on the Funding Date of such Loan;

w                 (ii)     in the case of immediately successive Interest
         Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                 (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (v) below, end on the last Business Day of a calendar month;

                 (v) no Interest Period with respect to any Loan shall extend beyond the Termination Date;

                 (vi) no Interest Period may extend beyond a date on which the Borrower is required to make a scheduled payment of principal of the Loans unless the aggregate principal amount of Loans that are Prime Rate Loans or that have Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Loans on such date; and

                 (vii) there shall be no more than ten (10) Eurodollar Rate Loans with different maturities outstanding at any time.

                 (C) INTEREST PAYMENTS. Subject to subsection 2.03(e), interest shall be payable on the Loans as follows:

                 (i) interest on each Prime Rate Loan shall be payable quarterly in arrears on and to the last Business Day of each February, May, August and November, commencing on February 28, 1994, on any prepayment of any such Loan (to the extent accrued on the amount being prepaid) and at maturity; and

                 (ii) interest on each Eurodollar Rate Loan shall be payable in arrears on and to (but not including) each Interest Payment Date applicable to that Loan, on any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity.

                 (D) CONVERSION OR CONTINUATION. Subject to the provisions of Section 2.06, the Borrower shall have the option (i) to convert at any time all or any part of the outstanding Loans from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued; provided, however, Eurodollar Rate Loans may only be converted into Prime Rate Loans on the expiration date of an Interest Period applicable thereto; provided further that no outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing; and provided further that the Loans made on the Closing Date may not be converted prior to three Business Days after the Closing Date, unless Agent otherwise consents in writing.

                 The Borrower shall deliver a Notice of Conversion/Continuation to the Agent no later than 1:00 P.M. (New York time) at least two Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to a Prime Rate Loan), and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall certify (i) the proposed conversion/ continuation date (which shall be a Business Day), (ii) the amount of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation,
(iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) that no Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, the Borrower may give the Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.03(d); provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Agent on or before the proposed conversion/continuation date.

                 Neither the Agent nor any Bank shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of the Borrower or for otherwise acting in good faith under this subsection 2.03(d) and upon conversion/ continuation by the Agent in accordance with this Agreement, pursuant to any telephonic notice the Borrower shall have effected such conversion or continuation, as the case may be, hereunder.

                 Except as provided in subsection 2.06(d), a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to convert or continue in accordance therewith.

                 (E) POST MATURITY INTEREST. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due and any fees and other amounts payable hereunder not paid when due (the "due date"), in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall upon delivery of written notice to the Borrower from the Agent bear interest from and after the due date payable upon demand at a rate that is two percent (2%) per annum in excess of the rate of interest otherwise payable under this Agreement (or, in the case of any such fees and other amounts due hereunder, at the Prime Lending Rate plus 2.50%); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such Eurodollar Rate Loans shall thereupon become Prime Rate Loans and thereafter bear interest payable upon demand at a rate which is two percent (2%) per annum in excess of the interest rate otherwise payable under this Agreement for Prime Rate Loans. The payment or acceptance of the increased rate provided by this subsection 2.03(e) shall not constitute a waiver of any Event of Default or an amendment to this Agreement or otherwise prejudice or limit any rights or remedies of the Agent or any Bank.

                 (F) COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Prime Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Prime Rate Loan, shall be included; and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Prime Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Prime Rate Loan to such Eurodollar Rate Loan, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                 2.04 Increased Costs. If any Bank shall determine that the adoption of any applicable law, rule or regulation concerning capital adequacy or any applicable change therein, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case occurring after the Closing Date, has or will have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligation to make a Loan hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by any amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank, the Borrower shall pay to such Bank such additional amounts as shall compensate such Bank for such reduction. Each Bank shall promptly notify the Borrower of any of the matters set forth in the preceding sentence. A certificate as to additional amounts owed any such Bank, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to the Borrower and the Agent by such Bank shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

                 2.05  Use of Proceeds.

                 (A) REVOLVING LOANS. The proceeds of the Revolving Loans shall be applied by the Borrower for the general corporate purposes of the Borrower and its Subsidiaries, which may include, without limitation, (i) the reimbursement of the Issuing Bank of any amounts drawn under any Letter of Credit as provided in subsection 2.07(c) and (ii) the payment of amounts to be expended by the Borrower in connection with any Acquisition.

                 (B) LETTER OF CREDIT. The Letters of Credit shall be used for the purpose of supporting (x) workers' compensation liabilities of the Borrower or its Subsidiaries, (y) the obligations of the Borrower or its Subsidiaries to third party insurers arising (1) by virtue of the laws of any jurisdiction requiring third party insurers and (2) in lieu of payments in cash of insurance obligations, or (z) performance, payment, deposit or surety obligations of the Borrower or its Subsidiaries, in any case if required by law or governmental rule or regulation, by any landlord under any real estate lease, or by custom and practice in the business of the Borrower and its Subsidiaries.

                 (C) MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by the Borrower to purchase or carry any Margin Stock in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

                 2.06     Special Provisions Governing Eurodollar Rate Loans.

                 Notwithstanding any other provision of this Agreement, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

                 (A) DETERMINATION OF INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Bank.

                 (B) SUBSTITUTED RATE OF BORROWING. If on any Interest Rate Determination Date any Bank (including the Agent) shall have determined (which determination shall be final and conclusive and binding upon all parties but, with respect to the following clauses (i) and (ii)(B), shall be made only after consultation with the Borrower and the Agent) that:

                 (i) by reason of any changes arising after the date of this Agreement affecting the Eurodollar market or affecting the position of that Bank in such market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the Eurodollar Rate with respect to the Eurodollar Rate Loans as to which an interest rate determination is then being made; or

                 (ii) by reason of (A) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (B) other circumstances affecting that Bank or the Eurodollar market or the position of that Bank in such market (such as for example, but not limited to, official reserve requirements required by Regulation D of the Board of Governors of the Federal Reserve System to the extent not given effect in the Eurodollar Rate), the Eurodollar Rate shall not represent the effective pricing to that Bank for Dollar deposits of comparable amounts for the relevant period;

then, and in any such event, that Bank shall be an Affected Bank and it shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone promptly confirmed in writing) to the Borrower and the Agent (which notice the Agent shall promptly transmit to each other Bank) of such determination. Thereafter, the Borrower shall pay to the Affected Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Affected Bank in its sole discretion shall reasonably determine) as shall be required to cause the Affected Bank to receive interest with respect to its Eurodollar Rate Loans for the Interest Period following that Interest Rate Determination Date at a rate per annum equal to 1.00% per annum in excess of the effective pricing to the Affected Bank for Dollar deposits to make or maintain its Eurodollar Rate Loans. A certificate as to additional amounts owed the Affected Bank, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to the Borrower and the Agent by the Affected Bank shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

                 (C) REQUIRED TERMINATION AND PREPAYMENT. If on any date any Bank shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Eurodollar Rate Loans has become unlawful or impossible by reason of compliance by that Bank in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Bank shall be an Affected Bank and it shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and the Agent (which notice the Agent shall promptly transmit to each other Bank) of that determination. Subject to the prior withdrawal of a Notice of Borrowing or a Notice of Conversion/Continuation or prepayment of the Eurodollar Rate Loans of the Affected Bank as contemplated by the following subsection 2.06(d), the obligation of the

Affected Bank to make or maintain its Eurodollar Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and the Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.06(c) is made or, earlier, when required by law, repay or prepay the Eurodollar Rate Loans of the Affected Bank, together with all interest accrued thereon.

                 (D) OPTIONS OF THE BORROWER. In lieu of paying an Affected Bank such additional moneys as are required by subsection 2.06(b) or the prepayment of an Affected Bank required by subsection 2.06(c), the Borrower may exercise any one of the following options:

                 (i) If the determination by an Affected Bank relates only to Eurodollar Rate Loans then being requested by the Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Borrower may by giving notice (by telephone promptly confirmed in writing) to the Agent (who shall promptly give similar notice to each other Bank) no later than the date immediately prior to the date on which such Eurodollar Rate Loans are to be made, withdraw that Notice of Borrowing or Notice of Conversion/Continuation and the Eurodollar Rate Loans then being requested shall be made by the Banks as Prime Rate Loans; or

                 (ii) Upon written notice to the Agent and each Bank, the Borrower may terminate the obligations of the Banks to make or maintain Loans as, and to convert Loans into, Eurodollar Rate Loans and in such event, the Borrower shall, prior to the time any payment pursuant to subsection 2.06(c) is required to be made or, if the provisions of subsection 2.06(b) are applicable, at the end of the then current Interest Period, convert all of the Eurodollar Rate Loans into Prime Rate Loans in the manner contemplated by subsection 2.03(d) but without satisfying the advance notice requirements therein.

                 (E) COMPENSATION. The Borrower shall compensate each Bank, upon written request by that Bank (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by that Bank in connection with the re-employment of such funds), that such Bank may sustain: (i) if for any reason (other than a default by that Bank) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.03(d), (ii) if any prepayment of any of its Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower to repay its Eurodollar Rate Loans when required by the terms of this Agreement.

                 (F) QUOTATION OF EURODOLLAR RATE. Anything herein to the contrary notwithstanding, if on any Interest Rate Determination Date Bankers Trust Company is as a matter of general practice not quoting rates to first class banks in the Eurodollar market for the offering of Dollars for deposit with maturities comparable to the Interest Period and in amounts comparable to the Eurodollar Rate Loans requested, the Agent shall contact the other Banks, if any, for their quotes for rates to first class banks in the Eurodollar market with respect to the requested Eurodollar Rate Loan, such other Banks to be contacted in decreasing order of their respective Pro Rata Shares (and in alphabetical order in the case of two or more Banks having the same Pro Rata Shares). In the event that none of the Banks are making Eurodollar quotes in the applicable amount and with the applicable maturity, the Agent shall give the Borrower and each Bank prompt notice thereof and the Loans requested shall be made as Prime Rate Loans.

                 (G)      EURODOLLAR RATE TAXES.  The Borrower agrees that:

                 (i) Promptly upon notice from any Bank to the Borrower, the Borrower will pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to the Eurodollar Rate and/or the provisions of this Agreement relating to the Eurodollar Rate and/or the recording, registration, notarization or other formalization of any thereof and/or any payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to the Eurodollar Rate (all such taxes, levies, costs and charges being herein collectively called "Eurodollar Rate Taxes"); provided, however, that Eurodollar Rate Taxes shall not include Increased Taxes. The Borrower shall also pay such additional amounts equal to increases in Increased Taxes payable by that Bank which increases are attributable to payments made by the Borrower described in the immediately preceding sentence or this sentence. A certificate as to additional amounts owed by the Borrower pursuant to this clause (i), showing in reasonable detail the basis for the calculation thereof, submitted in good faith to the Borrower and the Agent by any Bank shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto. Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, the Borrower will, at the request of that Bank, furnish to that Bank evidence, in form and substance satisfactory to that Bank, that the Borrower has met its obligations under this subsection 2.06(g).

                 (ii) The Borrower will indemnify each Bank against, and reimburse each Bank on demand for, any Eurodollar Rate Taxes, as determined by that Bank in its good faith discretion; provided that such Bank shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this clause (ii) of subsection 2.06(g).

                 (iii) Each Bank organized under the laws of a jurisdiction outside of the United States (referred to in this subsection 2.06(g) as a "Foreign Bank") as to which payments to be made hereunder or under the Notes are exempt from United States withholding tax or are subject to such tax at a reduced rate under an applicable statute or tax treaty shall provide to the Borrower and the Agent (x) a properly completed and executed Internal Revenue Service Form 4224 or Form 1001 or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Foreign Bank's entitlement to such exemption or reduced rate with respect to payments to be made to such Foreign Bank hereunder and under the Notes (referred to in this subsection 2.06(g) as a "Certificate of Exemption") or (y) a letter from such Foreign Bank stating that it is not entitled to any such exemption or reduced rate (referred to in this subsection 2.06(g) as a "Letter of Non-Exemption"). Each Foreign Bank shall provide such a Certificate of Exemption or a Letter of Non-Exemption on or before the Closing Date. Each Foreign Bank that becomes a Bank pursuant to the proviso in the definition of "Bank" shall provide a Certificate of Exemption or a Letter of Non-Exemption on the date such Foreign Bank becomes a Bank. Until the Borrower and the Agent have received from such Foreign Bank a Certificate of Exemption, the accuracy of which shall be reasonably satisfactory to the Borrower, the Borrower shall, subject to its obligations under subsections 2.06(g)(i), 2.06(g)(ii) and 2.06(i), be entitled to withhold taxes from such payments to such Foreign Bank at the statutory rate applicable to amounts to be paid hereunder to such Foreign Bank.

                 (iv) Notwithstanding anything to the contrary contained in this subsection 2.06(g), the Borrower shall not be required to pay any amounts pursuant to this subsection 2.06(g) to any Foreign Bank unless such Foreign Bank has provided to the Borrower, within 60 days after the receipt by such Foreign Bank of a written request therefor, either a Certificate of Exemption or a Letter of Non-Exemption.

                 (H) BOOKING OF EURODOLLAR RATE LOANS. Any Bank may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of that Bank.

                 (I) INCREASED COSTS. Except as provided in subsection 2.06(b) with respect to certain determinations on Interest Rate Determination Dates, if, after the date hereof by reason of, (x) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in, or in the interpretation of, any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi- governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                 (i) any Bank (or its applicable lending office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its applicable lending office imposed by the jurisdiction in which such Bank's principal executive office or applicable lending office is located); or

                 (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank's applicable lending office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Rate Loans or its obligation to make Eurodollar Rate Loans shall be imposed on any Bank or its applicable lending office or the interbank Eurodollar market, and as a result thereof there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or there shall be a reduction in the amount received or receivable by that Bank or its applicable lending office, then the Borrower shall from time to time, upon written notice from and demand by that Bank (with a copy of such notice and demand to the Agent), pay to the Agent for the account of that Bank, within five Business Days after receipt of such notice and demand, additional amounts sufficient to indemnify that Bank against such increased cost or reduced amount. A certificate as to the amount of such increased cost or reduced amount, submitted to the Borrower and the Agent by that Bank, shall, except for manifest error, be final, conclusive and binding for all purposes. Any payments to be made by the Borrower under subsections 2.06(b), 2.06(g) or 2.06(i) are to be without duplication.

                 (J) ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Bank under this Section 2.06 shall be made as though that Bank had actually funded its relevant Eurodollar Rate Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.06.

                 (K) EURODOLLAR RATE LOANS AFTER DEFAULT. Unless the Agent and Required Banks shall otherwise agree, after the occurrence of and during the continuance of a Default or an Event of Default, the Borrower may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan.

                 (L) AFFECTED BANKS' OBLIGATION TO MITIGATE. Each Bank agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be an Affected Bank under subsection 2.06(b) or 2.06(c) or that would entitle such Bank to receive payments under subsection 2.06(g) or 2.06(i), it will, to the extent not inconsistent with such

Bank's internal policies, use reasonable efforts to make, fund or maintain the affected Eurodollar Rate Loans of such Bank through another lending office of such Bank if as a result thereof the additional moneys which would otherwise be required to be paid to such Bank pursuant to subsection 2.06(b), 2.06(g) or 2.06(i) would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to subsection 2.06(c) would cease to exist, and if, as determined by such Bank in its sole discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise materially adversely affect such Loans or such Bank. The Borrower hereby agrees to pay all reasonable expenses incurred by any Bank in utilizing another lending office of such Bank pursuant to this subsection 2.06(l).

                 2.07  Letters of Credit.

                 (A) LETTERS OF CREDIT. In addition to the Borrower requesting that the Banks make Revolving Loans pursuant to subsection 2.01(a), the Borrower may request, in accordance with the provisions of this subsection 2.07, on and after the Closing Date to and excluding the Termination Date, that the Issuing Bank issue Letters of Credit for the account of the Borrower; provided that (i) the Borrower shall not request that the Issuing Bank issue (and the Issuing Bank shall not issue) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the aggregate of all Revolving Loan Commitments and (ii) the Borrower shall not request that the Issuing Bank issue any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $3,000,000. In no event shall the Issuing Bank issue any Letter of Credit having an expiration date later than one year after the issuance thereof. If the issuing Bank, in its sole discretion, determines to issue a Letter of Credit expiring after the scheduled Termination Date, the Borrower shall be required on the third Business Day immediately preceding the Termination Date to deposit with the Issuing Bank cash collateral for the repayment of any drawings under the Letter of Credit, such deposit to be in an amount equal to the maximum amount that may be drawn under such Letter of Credit and to be upon such terms and conditions as the Issuing Bank may require. The issuance of any Letter of Credit in accordance with the provisions of this Section 2.07 shall require the satisfaction of each condition set forth in Sections 5.02, 5.03 and 5.04, as applicable; provided, however, that the obligation of the Issuing Bank to issue any Letter of Credit is subject to the condition that (i) the Issuing Bank believed in good faith that all conditions under subsection 2.07(a) and Sections 5.02, 5.03 and 5.04, as applicable, to the issuing of such

Letter of Credit were satisfied at the time such Letter of Credit was issued or
(ii) the satisfaction of any such condition not satisfied had been waived by Required Banks prior to or at the time such Letter of Credit was issued; provided further that the Issuing Bank shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, including, without limitation, an Officer's Certificate from the Borrower as to the satisfaction of the conditions under Sections 5.03 and 5.04, as applicable, in determining the satisfaction of any conditions to the issuance of any Letter of Credit or the Total Utilization of Revolving Loan Commitments or Letter of Credit Usage then in effect.

                 Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and drawings thereunder in an amount equal to such Bank's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. If the Issuing Bank issues a Letter of Credit having an expiration date after the scheduled Termination Date, such participations shall expire without further action by any Bank on the scheduled Termination Date.

                 Each Letter of Credit supporting the payment of Indebtedness may provide that the Issuing Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of a Default or an Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Banks (or, if all Obligations shall have been indefeasibly paid in full, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the Issuing Bank under the related Letter of Credit.

                 (B) NOTICE OF ISSUANCE. Whenever the Borrower desires to cause the Issuing Bank to issue a Letter of Credit, it shall deliver to the Issuing Bank and the Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit C no later than 1:00 P.M. (New York time) at least four Business Days in advance of the proposed date of issuance or such shorter time as may be acceptable to the Issuing Bank (and the Agent shall promptly notify each Bank of the proposed issuance of a Letter of Credit). The Notice of Issuance of Letter of Credit shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit,
(iv) the name and address of the beneficiary, (v) such other documents or materials as the Issuing Bank may reasonably request, and (vi) a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; provided that the Issuing Bank, in its sole judgment, may require changes in any such documents and certificates; provided further that the Issuing Bank shall not be required to issue any Letter of Credit that requires payment thereunder prior to the third Business Day following receipt by the Issuing Bank of such documents and certificates. In determining whether to pay any Letter of Credit, the Issuing Bank shall be responsible only to use reasonable care to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. Promptly upon the issuance of a Letter of Credit, the Issuing Bank shall notify each Bank of the issuance and the amount of each such other Bank's respective participation therein determined in accordance with subsection 2.07(d).

                 (C) PAYMENT OF AMOUNTS DRAWN UNDER OR NECESSARY TO COLLATERALIZE LETTERS OF CREDIT. In the event (i) the beneficiary of any Letter of Credit makes a drawing thereunder or (ii) the Borrower is required under subsection 2.07(a) to cash collateralize any Letter of Credit, the Issuing Bank shall immediately notify the Borrower and the Agent, and the Borrower shall reimburse the Issuing Bank or make a deposit with the Issuing Bank, as appropriate, on the day on which such drawing is honored or such cash collateral deposit is required in an amount in same day funds equal to the amount of such drawing or, in the case of such a deposit, the maximum amount that may be drawn under the applicable Letter of Credit; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless prior to 1:00 P.M. (New York time) on the date of such drawing or the date the Borrower is required make such required deposit of cash collateral, as applicable, (A) the Borrower shall have notified the Issuing Bank and the Agent that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing or to make such deposit with funds other than the proceeds of Revolving Loans or (B) the Borrower shall have delivered a Notice of Borrowing requesting Revolving Loans which are Prime Rate Loans in an amount equal to the amount of such drawing or deposit, the Borrower shall be deemed to have given a Notice of Borrowing to the Agent requesting the Banks to make Revolving Loans which are Prime Rate Loans on the date on which such drawing is honored or on which such deposit is required in an amount equal to the amount of such drawing or deposit, and (ii) if so requested by the Agent, the Banks shall, on the date of such drawing or required deposit, make Revolving Loans which are Prime Rate Loans in the amount of such drawing or required deposit, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing or to make a deposit with the Issuing Bank in the amount of such required deposit; and provided further that, if for any reason proceeds of Revolving Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing or deposit, the Borrower shall reimburse or make a deposit with the Issuing Bank, on the Business Day immediately following the date of such drawing or such deposit, in an amount in same day funds equal to the excess of the amount of such drawing or deposit over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in subsection 2.07(e)(iii).

                 (D) PAYMENT BY THE BANKS. If the Borrower shall fail to reimburse the Issuing Bank, for any reason, as provided in subsection 2.07(c) (including, without limitation, the making of Revolving Loans by the Banks pursuant to the terms of subsection 2.07(c)) in an amount equal to the amount of any drawing honored by the Issuing Bank under a Letter of Credit issued by it, the Issuing Bank shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein based on such Bank's Pro Rata Share. Each Bank shall make available to the Issuing Bank an amount equal to its respective participation, in same day funds, at the office of the Issuing Bank specified in such notice, not later than 1:00 P.M. (New York time) on the Business Day after the date notified by the Issuing Bank. If any Bank fails to make available to the Issuing Bank the amount of such Bank's participation in such Letter of Credit as provided in this subsection 2.07(d), the Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest at the customary rate set by the Issuing Bank for the correction of errors among banks for one Business Day and thereafter at the Prime Lending Rate. Nothing in this Section 2.07 shall be deemed to prejudice the right of any Bank to recover from the Issuing Bank any amounts made available by such Bank to the Issuing Bank pursuant to this subsection 2.07(d) if it is determined in a final judgment by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing

Bank in respect of which payment was made by such Bank constituted gross negligence or willful misconduct on the part of the Issuing Bank. The Issuing Bank shall distribute to each other Bank which has paid all amounts payable by it under this subsection 2.07(d) with respect to any Letter of Credit issued by the Issuing Bank such other Bank's Pro Rata Share of all payments received by the Issuing Bank from the Borrower or pursuant to the last paragraph of subsection 2.07(a) in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

                 (E) COMPENSATION. The Borrower agrees to pay the following amounts to the Issuing Bank with respect to each Letter of Credit issued by it:

                 (i) a commission equal to 1.50% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit payable in advance on or prior to the date of issuance of such Letter of Credit;
                 (ii) with respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by the Issuing Bank in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Borrower (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 2.07(c)) at a rate which is equal to the Prime Lending Rate; provided that if such amount is not paid on demand, such amount shall bear interest thereafter at a rate which is equal to 2.50% per annum in excess of the Prime Lending Rate which such rate shall not thereafter be increased pursuant to subsection 2.03(e); and

                 (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be, or as otherwise agreed to by the Issuing Bank.

                 Promptly upon receipt by the Issuing Bank of any amount described in clauses (i) or (ii) of this subsection 2.07(e) with respect to a Letter of Credit, the Issuing Bank shall distribute to each Bank its Pro Rata Share of such amount.

                 (F) OBLIGATIONS ABSOLUTE. The obligation of the Borrower to reimburse the Issuing Bank for drawings made under the Letters of Credit issued by it and to repay any Revolving Loans made by the Banks pursuant to subsection

2.07(c) and the obligations by the Banks under subsection 2.07(d) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                 (i) any lack of validity or enforceability of any Letter of Credit;

                 (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Agent, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower and the beneficiary for which the Letter of Credit was procured);

                 (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that the Issuing Bank shall use reasonable care to determine that the documents and certificates required to be delivered under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit;

                 (iv) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided that the Issuing Bank shall use reasonable care to determine that the documents and certificates required to be delivered under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit;

                 (v) any adverse change in the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries;

                 (vi) any breach of this Agreement or any other Credit Document by the Borrower or any of its Subsidiaries, the Agent or any Bank (other than the Issuing Bank);

                 (vii) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                 (viii) the fact that a Default or an Event of Default shall have occurred and be continuing;

provided that the Borrower shall not be required to pay any such amounts to the extent they arise from the gross negligence or willful misconduct of the Issuing Bank (as determined by a court of competent jurisdiction).

                 (G) ADDITIONAL PAYMENTS. If by reason of (i) any change in any applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, in each case occurring after the Closing Date, or (ii) compliance by the Issuing Bank or any Bank with any direction, request or requirement (whether or not having the force of law) announced or issued after Closing Date by any governmental or monetary authority, including, without limitation, any announcements or issuances under Regulation D of the Board of Governors of the Federal Reserve System:

                 (A) the Issuing Bank or any Bank shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.07, whether directly or by such being imposed on or suffered by the Issuing Bank or any Bank;

                 (B) any reserve, special deposit, premium, FDIC assessment, capital adequacy or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by the Issuing Bank or participations therein purchased by any Bank; or

                 (C) there shall be imposed on the Issuing Bank or any Bank any other condition regarding this Section 2.07, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to the Issuing Bank or any Bank of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by the Issuing Bank or any Bank, then and in any such case the Issuing Bank or such Bank may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrower and the Agent, and the Borrower shall pay within five Business Days of the date of such notice such amounts as the Issuing Bank or such Bank may specify to be necessary to compensate the Issuing Bank or such Bank for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Prime Lending Rate plus 2.50% per annum. The determination by the Issuing Bank or any Bank, as the case may be, of any amount due pursuant to this subsection 2.07(g) as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of error, be final and conclusive and binding on all of the parties hereto.

                 (H) INDEMNIFICATION; NATURE OF THE ISSUING BANK'S DUTIES. In addition to amounts payable as elsewhere provided in this Section 2.07, the Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of gross negligence or willful misconduct of the Issuing Bank or the Issuing Bank failing to use reasonable care to determine that the documents and certificates required to be delivered under such Letter of Credit had been delivered and that they complied on their face with the requirements of that Letter of Credit as determined by a court of competent jurisdiction or (ii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Government Acts"). Each Bank, proportionately to its Pro Rata Share, severally agrees to indemnify the Issuing Bank to the extent the Issuing Bank shall not have been reimbursed by the Borrower or its Subsidiaries, for and against any of the foregoing claims, demands, liabilities, damages, losses, costs, charges and expenses to which the Issuing Bank is entitled to reimbursement from the Borrower.

                 As between the Borrower and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible (absent gross negligence or willful misconduct (as determined by a court of competent jurisdiction)): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof;
(vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder; provided that, notwithstanding the foregoing, the Issuing Bank shall use reasonable care to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                 In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and absent gross negligence or willful misconduct of the Issuing Bank (as determined by a court of competent jurisdiction), shall not put the Issuing Bank under any resulting liability to the Borrower.

                 Notwithstanding anything to the contrary contained in this subsection 2.07(h), the Borrower shall have no obligation to indemnify the Issuing Bank in respect of any liability incurred by the Issuing Bank arising solely out of the gross negligence or willful misconduct of the Issuing Bank as determined by a court of competent jurisdiction, or out of the wrongful dishonor by the Issuing Bank of a proper demand for payment made under the Letters of Credit; provided that the Issuing Bank shall use reasonable care to determine that the documents and certificates required to be delivered under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                 For purposes of this subsection 2.07(h), the term "Issuing Bank" means the Issuing Bank and any Bank purchasing a participation in any Letter of Credit pursuant to subsection 2.07(d).

                 (I) COMPUTATION OF INTEREST. Interest payable pursuant to this Section 2.07 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.

                 Section 3.  Fees.

                 3.01  Fees.

                 (A) LOAN FEES. On the Signing Date, the Borrower agrees to pay to Bankers Trust Company a mutually agreed upon amount.

                 (B) COMMITMENT FEES. The Borrower agrees to pay to the Agent, for distribution to each Bank in proportion to its Pro Rata Share, commitment fees for the period from and including the Signing Date to but excluding the Termination Date equal to the average of the daily unused portion of the Revolving Loan Commitments multiplied by 3/8 of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on and to the last day of February, May, August and November commencing on February 28, 1994 and upon the termination of the Revolving Loan Commitments. Anything contained in this Agreement to the contrary notwithstanding, for the purposes of calculating the commitment fees payable by the Borrower pursuant to this subsection 3.01(c), the "unused portion of the Revolving Loan Commitments", as of any date of determination, shall be an amount equal to the aggregate amount of Revolving Loan Commitments as of such date minus the aggregate principal amount of all outstanding Revolving Loans and the Letter of Credit Usage on such date, and the unused portion of the Revolving Loan Commitments shall not be reduced by reason of Borrower's inability to satisfy the conditions precedent set forth in Section 5 and consequent inability to borrow Loans hereunder.

                 Section 4.  Prepayments; Payments.

                 4.01  Prepayments.

                 (A) OPTIONAL PREPAYMENTS. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Agent at its Notice Office at least three Business Days' prior notice of its intent to prepay the Loans and the amount of such prepayment, which notice the Agent shall promptly transmit to each of the Banks and (ii) Eurodollar Rate Loans may be prepaid only on the expiration of the Interest Period applicable thereto.

                 (B) MANDATORY PREPAYMENTS. The Borrower shall make prepayments on the Revolving Loans necessary to give effect to the limitations set forth in subsection 2.01(a).

                 4.02 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 2:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under any Note or of the commitment or other fees hereunder, as the case may be; provided, however, that if the day on which payment relating to a Eurodollar Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

                 4.03 Net Payments. All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense.

                 4.04 Application of Prepayments. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to the payment of interest before application to principal. With respect to different Loans being prepaid separately, any prepayment shall be applied first to Prime Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in the order determined by the Agent unless the Borrower indicates otherwise in its notice of prepayment pursuant to subsection 4.01(a).

                 4.05 Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate, and such payments shall be apportioned ratably to the Banks, proportionately to the Banks' respective Pro Rata Shares. The Agent shall promptly distribute to each Bank at its primary address set forth below its name on the appropriate signature page hereof or such other address as any Bank may request its share of all such payments received by the Agent and the commitment and loan fees of such Bank when received by the Agent pursuant to subsections 3.01(a), 3.01(c) or 3.01(d).

                 4.06 Voluntary Reduction of Revolving Loan Commitments. The Borrower shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments. The Borrower shall give not less than three Business Days' prior written notice to the Agent designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, the Agent shall notify each Bank of the proposed termination or reduction. Such termination or partial reduction of the Revolving Loan Commitments shall be effective on the date specified in the Borrower's notice and shall reduce the Revolving Loan Commitment of each Bank proportionately to its Pro Rata Share. Any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount unless the remaining amount of the Revolving Loan Commitments is less than $100,000 in which case such reduction shall be in the amount of the then remaining Revolving Loan Commitments.

                 Section 5. Conditions Precedent. The effectiveness of this Agreement and the obligations of the Banks to maintain and make Loans hereunder are subject to the satisfaction of the following conditions.

                 5.01 Conditions to Effectiveness. This Agreement shall become effective only upon satisfaction of all of the following conditions:

                 (A) EXECUTION OF AGREEMENT; NOTES. The Agent shall have received at its Notice Office: (i) a signed copy of this Agreement (whether the same or different copies) duly executed by the Borrower, each Bank and the Agent and (ii) an original Revolving Note made to the order of each Bank executed by the Borrower in the amount, maturity and as otherwise provided herein.

                 (B) NO DEFAULT; REPRESENTATION AND WARRANTIES. All representations and warranties of the Borrower and its Subsidiaries set forth in this Agreement and in each of the other Credit Documents shall be true, correct and complete in all material respects on and as of the Closing Date and after giving effect to the transactions contemplated to occur on such date, and the Borrower shall have delivered to the Agent an officer's certificate, dated as of the Closing Date, signed by the President or Vice President of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in form and substance satisfactory to the Agent, to the effect that on and as of the Closing Date and after giving effect to the transactions contemplated to occur on such date, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties contained herein and in the other Credit Documents are true, correct and complete in all material respects.

                 (C)      CORPORATE DOCUMENTS; PROCEEDINGS.

                          (i) On the Closing Date, the Agent shall have received a certificate, dated the Closing Date, signed by the President or Vice President of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, in form and substance satisfactory to the Agent, certifying resolutions of the Board of Directors of the Borrower authorizing and approving this Agreement and the transactions contemplated hereby and thereby and the Certificate of Incorporation and By-Laws of the Borrower together with copies of the Certificate of Incorporation and By-Laws of the Borrower and the resolutions of the Borrower referred to in such certificate.

                          (ii) On the Closing Date, the Agent shall have received a certificate, dated the Closing Date, signed by the President or Vice President of each Guarantor Subsidiary, and attested to by the Secretary or any Assistant Secretary of such Guarantor Subsidiary, in form and substance satisfactory to Agent, certifying the resolutions adopted by the Board of Directors of such Guarantor Subsidiary approving and authorizing the Subsidiary Guaranty and the transactions contemplated thereby and the Certificate of Incorporation and By-Laws of such Guarantor Subsidiary, together with copies of the Certificate of Incorporation and By-Laws of such Guarantor Subsidiary and the resolutions of such Guarantor Subsidiary referred to in such certificate.

                          (iii) On the Closing Date, the Agent shall have received copies of the certificates of incorporation of the Borrower and each Guarantor Subsidiary, certified as of a recent date prior to delivery by the Secretary of State of its jurisdiction of incorporation, together with a good standing certificate from its jurisdiction of incorporation dated a recent date prior to delivery.

                     (iv) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which any Bank reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                 (D) SUBSIDIARY GUARANTY. Each Guarantor Subsidiary shall have duly executed and delivered the Subsidiary Guaranty.

                 (E) PAYMENT OF FEES. The Borrower shall have paid the Fees required by Section 3.01 to be paid on the Closing Date and the reasonable fees and expenses of O'Melveny & Myers, counsel to the Agent, as of the Closing Date.

                 (F) OPINIONS OF COUNSEL. On the Closing Date, the Agent shall have received from Irell & Manella, counsel to the Borrower, an opinion in form and substance satisfactory to the Agent, addressed to each of the Banks and dated the date of delivery, covering such matters incident to the transactions contemplated herein as the Agent may reasonably request.

                 All the Notes, certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Agent at the Agent's Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Banks.

                 5.02 Termination of Advised Line. The obligations of the Banks to make the initial Revolving Loan and the obligation of the Issuing Bank to issue the initial Letter of Credit hereunder are subject to the condition precedent, in addition to the conditions precedent set forth in Sections 5.03 and 5.04 below, that the Borrower shall have paid all amounts payable under the advised line of credit established by Bankers Trust Company in the Borrower's favor pursuant to the letter dated May 1, 1993, from Bankers Trust Company to the Borrower. The Borrower and Bankers Trust Company, by their execution of this Agreement, agree that such advised line shall, as of the date hereof, be cancelled.

                 5.03 Conditions to all Loans and Letters of Credit. The obligations of the Banks to make Revolving Loans and the obligation of the Issuing Bank to issue a Letter of Credit on each Funding Date are subject to the following further conditions precedent:

                 (a) The Agent shall have received, in accordance with the provisions of subsections 2.01(b) or 2.07(b), as the case may be, before that Funding Date, an originally executed Notice of Borrowing or Notice of Issuance of Letter of Credit, as the case may be, in each case signed by the chief executive officer, the chief financial officer or the treasurer of the Borrower or by any officer of the Borrower designated by the Board of Directors of the Borrower or any of the above-described officers on behalf of the Borrower in writing delivered to the Agent. The obligation of the Issuing Bank to issue any Letter of Credit is subject to the further condition precedent that on or before the date of issuance of such Letter of Credit, the Issuing Bank shall have received, in accordance with the provisions of subsection 2.07(b), all other information specified in subsection 2.07(b) and such other documents as the Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

                 (b)      As of the Funding Date:

                          (i) The representations and warranties (other than the representations and warranties set forth in Section 6.18) contained herein shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date;

                          (ii)    No event shall have occurred and be
                 continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing or the issuance of such Letter of Credit that would constitute a Default or an Event of Default;

                          (iii) The Borrower shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed by it on or before that Funding Date;

                          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Bank from making the Revolving Loans or the Issuing Bank from issuing the Letter of Credit; and

                          (v) The making of the Revolving Loans or the issuing of the Letter of Credit requested on such Funding Date shall not violate any law, including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

                 5.04 Conditions to Certain Revolving Loans and Letters of Credit. The obligations of each Bank to make a Revolving Loan and the obligation of the Issuing Bank to issue a Letter of Credit on each Funding Date when the making of such Revolving Loan or the issuance of such Letter of Credit, as applicable, would (i) increase the aggregate outstanding amount of Revolving Loans over the aggregate amount of Revolving Loans outstanding immediately prior to the making of such Loan or (ii) increase the aggregate Letter of Credit Usage over the aggregate Letter of Credit Usage immediately prior to the issuance of such Letter of Credit are subject to the further condition precedent that the representations and warranties set forth in
Section 6.18 are true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date.

                 Section 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to maintain and make the Loans, the Borrower makes the following representations, warranties and agreements, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans.

                 6.01 Corporate Status. Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or any Reporting Subsidiary and its Subsidiaries taken as a whole.

                 6.02 Corporate Power and Authority. The Borrower and each of its Subsidiaries has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. The Borrower and each of its Subsidiaries has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of the Borrower or such Subsidiary, as the case may be, enforceable against the Borrower or such Subsidiary, as the case may be, in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law). The Borrower shall have the corporate power to consummate any Acquisition upon the consummation thereof, on the terms set forth in any applicable purchase agreement, agreement of merger or other operative agreement. Upon the consummation of any Acquisition, such Acquisition shall have been duly authorized by all necessary action of the Borrower and any of its Subsidiaries participating therein.

                 6.03 No Violation. Neither the execution, delivery or performance by the Borrower or a Subsidiary of the Borrower of the Credit Documents to which it is a party, nor the execution, delivery and performance of the Letter of Intent by the Borrower, nor compliance by it with the terms and provisions of any such Credit Documents or Letter of Intent, nor the consummation of any Acquisition, upon the consummation thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens permitted under Section 8.01) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

                 6.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Closing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by the Borrower or any of its Subsidiaries of any Credit Document to which the Borrower or any of such Subsidiaries is a party, (ii) the legality, validity, binding effect or enforceability of any such Credit Document or (iii) any Acquisition, except filings, approvals and authorizations which shall have been made or obtained prior to the consummation of such Acquisition.

                 6.05 Financial Statements; Financial Condition; Undisclosed Liabilities; etc.

                 (a) The consolidated balance sheets of the Borrower and its Consolidated Subsidiaries at December 31, 1992 and September 30, 1993, and the related consolidated statements of operations and statements of cash flows of the Borrower and its Consolidated Subsidiaries for the fiscal year or 9-month period, as the case may be, ended on such date and heretofore furnished to the Banks present fairly the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at the date of such balance sheets and statements of operations of the Borrower and its Consolidated Subsidiaries for such fiscal year or 9-month period, as the case may be. All such consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied except for, with respect to the financial statements for the 9-month period ended on September 30, 1993, year-end audit adjustments.

                 (b) The consolidated balance sheet of each Reporting Subsidiary and its Consolidated Subsidiaries at December 31, 1992 and September 30, 1993, and the related consolidated statements of operations and the consolidated statement of cash flows of each Reporting Subsidiary and its Consolidated Subsidiaries for the fiscal year or 9-month period, as the case may be, ended on such date and heretofore furnished to the Banks have been prepared in accordance with generally accepted accounting principles and practices consistently applied except for, with respect to the financial statements for the 9-month period ended on September 30, 1993, year-end audit adjustments, and except that the Borrower in preparing the financial statements of each Reporting Subsidiary does not allocate corporate overhead, interest and taxes in accordance with generally accepted accounting principles and prepares all of its financial statements by considering materiality based on the consolidated financial statements of the Borrower and its Subsidiaries taken as a whole. Subject to the foregoing exceptions from generally accepted accounting principles and year-end audit adjustments in the case of the financial statements for the 9-month period ended on September 30, 1993, such financial statements of each Reporting Subsidiary and its Consolidated Subsidiaries present fairly the financial condition of such Reporting Subsidiary and its Consolidated Subsidiaries at the date of such balance sheets and statements of operations of such Reporting Subsidiary and its Consolidated Subsidiaries for such fiscal year or 9-month period, as the case may be.

                 (c) Except as fully reflected in the financial statements described in subsections 6.05(a) and (b) or in Schedule III, there were as of the Closing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries taken as a whole or to any Reporting Subsidiary and its Subsidiaries taken as a whole. Except as set forth in Schedule III, as of the Closing Date the Borrower does not know of any basis for the assertion against the Borrower or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements described in subsections 6.05(a) and (b) which, either individually or in the aggregate, would be material to the Borrower and its Subsidiaries taken as a whole or to any Reporting Subsidiary and its Subsidiaries taken as a whole.

                 6.06 Litigation. Except as set forth on Schedule IV, there is no action, suit or arbitration or other proceeding pending or, to the best knowledge of the Borrower, threatened with respect to (i) any Credit Document,
(ii) any tax return, (iii) any Acquisition which has been consummated, if any, or (iv) any other matter that, if adversely determined, is reasonably likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or of any Reporting Subsidiary and its Subsidiaries taken as a whole.

                 6.07 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein (including, without limitation, any Acquisition) is, and all other such factual information

(taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                 6.08 Use of Proceeds; Margin Regulations. All proceeds of the Loans and any Letters of Credit have been and will be used by the Borrower for the purposes set forth in Section 2.05; provided that no part of the proceeds of any Loan or any Letter of Credit was or will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan or the issuance of any Letter of Credit nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                 6.09 Tax Returns and Payments. Each of the Borrower and its Subsidiaries has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent, those being contested in good faith and those listed on Schedule IV.

                 6.10 Compliance with ERISA. Each Plan is in substantial compliance with ERISA; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability, no Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account within the meaning of Section 412 of the Code; neither the Borrower nor any Subsidiary of the Borrower nor ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Sections 502(c), (i) or (l), 515, 4062, 4063, 4064, 4071, 4201 or 4204 of ERISA or Chapter 43 of the Code or expects to incur any liability under any of the foregoing sections; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no Lien imposed under the Code or ERISA on the assets of the Borrower or any of its Subsidiaries exists or is likely to arise on account of any Plan; the Borrower and its Subsidiaries may terminate contributions to any other employee benefit plans maintained by them without incurring any material liability to any Person interested therein; and no Plan has received notice from the Internal Revenue Service of the failure of such Plan to qualify under Section 401(a) of the Code.

                 6.11 Capitalization. The authorized capital stock of the Borrower consists of 50,000,000 shares of common stock, $.01 par value per share, of which 29,391,392 shares were issued and outstanding as of November 30, 1993. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock except:

                 (i)      The Public Subordinated Debt;

                 (ii) Options held by present and former officers, directors and employees of the Borrower and its Subsidiaries for the purchase of not more than 1,319,980 shares of the Borrower's common stock plus any additional stock options issued for the Borrower's common stock during 1994 in the normal course of business;

                 (iii) The stockholders' rights plan adopted by the Board of Directors of the Borrower on October 29, 1986 as described in the plan summary heretofore delivered to the Banks; and

                 (iv)     The New Subordinated Debt.

                 6.12 Subsidiaries. On the Closing Date, the corporations listed on Schedule V are the only Subsidiaries of the Borrower. Schedule V correctly sets forth, as of the Closing Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

                 6.13  Compliance with Statutes, etc.  Except as disclosed on
Schedule VI, each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or of any Reporting Subsidiary and its Subsidiaries taken as a whole.

                 6.14 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 6.15 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 6.16 Labor Relations. Neither the Borrower nor any of its Subsidiaries nor, to the best of the Borrower's knowledge at the time of any Acquisition, the Target of such Acquisition, is engaged in any unfair labor practice that would (upon giving effect to such Acquisition) have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. There is
(i) no significant unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower at the time of any Acquisition, the Target of such Acquisition, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or, to the best of knowledge of the Borrower at the time of any Acquisition, the Target of such Acquisition, (ii) no significant strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower at the time of any Acquisition, the Target of such Acquisition, and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not (upon giving effect to such Acquisition) have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                 6.17  Patents, Licenses, Franchises and Formulas.

                 Each of the Borrower and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or of any Reporting Subsidiary and its Subsidiaries taken as a whole.

                 6.18  No Material Adverse Change.  Except as set forth on
Schedule II, since December 31, 1992, there has been no material adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or of any Reporting Subsidiary and its Subsidiaries taken as a whole.

                 6.19 Obligations Constitute "Senior Indebtedness". All Obligations of the Borrower under this Agreement and the Letters of Credit are within the definition of "Designated Senior Indebtedness" contained in the New Subordinated Debt Agreement and the definition of "Senior Indebtedness" contained in the indenture pursuant to which the Public Subordinated Debt has been issued.

                 Section 7. Affirmative Covenants. The Borrower covenants and agrees that on and after the Closing Date and until the Loans and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

                 7.01 Information Covenants. The Borrower will furnish to each Bank:

                 (a)      Quarterly Financial Statements.  (i) Borrower.
         Within 45 days (or 90 days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of operations and statements of cash flows for the elapsed portion of the fiscal year ended with the last day of such quarterly period and for such quarterly period and setting forth comparative figures for the related periods in the prior fiscal year for the statements of operations and cash flows, all of which shall be certified by the chief executive officer or the chief financial officer of the Borrower, subject to normal year-end audit adjustments.

                 (ii) Reporting Subsidiaries. Within 45 days (or 90 days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year of the Borrower, the consolidated balance sheet of each Reporting Subsidiary and its Consolidated Subsidiaries as at the end of such quarterly period and the related consolidated statement of operations and the consolidated statement of cash flows and for the elapsed portion of the fiscal year ended with the last day of such quarterly period and for such quarterly period and setting forth comparative figures for the related periods in the prior fiscal year for the statements of operations and cash flows, all of which shall be certified by the chief executive officer or chief financial officer of the Borrower, subject to normal year-end audit adjustments.

                 (b) Annual Financial Statements. (i) Borrower. Within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of operations and statements of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated financial statements, without qualification by independent certified public accountants of recognized national standing reasonably acceptable to Required Banks, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default as a result of a breach of Sections 8.04, 8.08, 8.09, 8.10, 8.11 and 8.12 which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                 (ii) Reporting Subsidiaries. Within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of each Reporting Subsidiary and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statement of operations and consolidated statement of cash flows for such fiscal year, all of which shall be certified by the chief executive officer or the chief financial officer of the Borrower.

                 (c) Management Letters. Promptly after the Borrower's receipt thereof, a copy of any "management letter" received by the Borrower from its certified public accountants.

                 (d) Performance Plan. On or before December 31st of each year, a preliminary performance plan for the immediately following year, and on or before February 28th of each year, a final performance plan (the "Performance Plan") for such year, each in a form reasonably satisfactory to the Banks for the Borrower and its Subsidiaries as a whole and each Reporting Subsidiary and its Subsidiaries as a whole (in each case including forecast consolidated statements of income and sources and uses of cash and balance sheets and forecast capital expenditures, as available) prepared by the Borrower for each month of the fiscal year beginning January 1, 1994 and for the elapsed portion of such fiscal year ended with the last day of each month accompanied by the statement of the chief executive officer or the chief financial officer of the Borrower to the effect that, to the best of his knowledge, the Performance Plan is a reasonable estimate and forecast for the period covered thereby.

                 (e) Performance Reports. Within 20 Business Days after the end of each month and within 45 days after the end of each fiscal quarter, a performance report, in a form reasonably satisfactory to the Banks, containing consolidated balance sheets for the Borrower and its Subsidiaries as a whole and each Reporting Subsidiary and its Subsidiaries as a whole as at the end of that month or quarter, as the case may be, and the related consolidated statements of operations and cash flows for the month or quarter, as the case may be, and the elapsed portion of the fiscal year then ended, and comparing actual results of operations and financial position to that forecast in the Performance Plan for the month or quarter, as the case may be, and for the elapsed portion of the fiscal year ended with the last day of that month or quarter, as the case may be, setting forth comparative figures for the related periods in the prior fiscal year and stating the reasons for any variance between the actual results of operations, financial position and cash flows and forecasted results of operations, financial position and cash flows and explanations of the variances which are adverse to the Borrower or any of its Subsidiaries.

         Such performance report shall also contain a statement of cash balances, investments held by the Borrower and its Subsidiaries that are permitted under subsection 8.06(ix) and receivables (including an aging report) held by the Borrower and its Subsidiaries as a whole and each Reporting Subsidiary and its Subsidiaries as a whole.

                 (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in subsections 7.01(a) and
         (b) and the monthly performance reports provided for in subsection 7.01(e), a certificate of the chief executive officer or the chief financial officer of the Borrower to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections
         8.08 through 8.12, inclusive, at the end of such month, fiscal quarter or year, as the case may be.

                 (g) Notice of Default or Litigation. Promptly, and in any event within three Business Days after any officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental or arbitration proceeding pending (x) against the Borrower or any of its Subsidiaries which could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, or any Reporting Subsidiary and its Subsidiaries, taken as a whole, or (y) with respect to any Credit Document or any Acquisition then contemplated or already consummated by the Borrower or its Subsidiaries, (iii) any material changes in the status of any litigation or other proceeding reported by Borrower pursuant to Section 6.06 or subsection 7.01(g)(ii), and (iv) any other event which could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, or any Reporting Subsidiary and its Subsidiaries, taken as a whole.

                 (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor (the "SEC").

                 (i) Financial Review. Promptly, commencing with the quarter ended December 31, 1993, the financial review provided quarterly to the Board of Directors of the Borrower.

                 (j) Reports of Asset Transfers to Subsidiaries. At least 5 Business Days prior to any transfer to any other Subsidiary that is not a Subsidiary Guarantor of (i) any assets of the Borrower or any of its Subsidiaries having a fair market value exceeding $250,000 or (ii) any intangible assets, the Borrower shall notify the Agent of such proposed transfer and the business purpose therefor.

                 (k) Other Information. From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

                 7.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of record and account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request.

                 7.03 Maintenance of Property, Insurance. Schedule VII sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Closing Date and the amounts of such insurance. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, (ii) maintain with financially sound and reputable insurance companies insurance on all its property and its directors and officers in at least such amounts and against at least such risks as are described in Schedule VII; provided that the Borrower and its Subsidiaries may self-insure against risks consistent with standard industry practices for companies in the same or similar businesses, and (iii) furnish to each Bank, within 45 days after the end of each fiscal quarter and otherwise, upon written request, full information as to the insurance carried.

                 7.04 Corporate Franchises. Except as permitted by Section 8.02, the Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 7.04 shall prevent the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal would not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                 7.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                 7.06 ERISA. As soon as possible and, in any event, within 10 days after the Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know any of the following, the Borrower will deliver to each of the Banks a certificate of the chief executive officer or the chief financial officer of the Borrower setting forth details as to such occurrence and such action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA or the Code; that proceedings may be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any of its Subsidiaries or ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; that the Borrower, any of its Subsidiaries or ERISA Affiliates will or may incur any liability under Chapter 43 of the Code or under Sections 502(c), (i) or (1) or 4071 of ERISA; that there exists a condition which presents a material risk to the Borrower, any of its Subsidiaries or ERISA Affiliates of incurring a liability to or on account of a Plan pursuant to the assertion of a material claim (other than a routine claim for benefits) against any such Plan; or that any Plan has been determined by the Internal Revenue Service to fail to qualify under Section 401(a) of the Code. The Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Borrower or any of its Subsidiaries required to be delivered to the Banks hereunder shall be delivered to the Banks no later than 10 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Borrower or such Subsidiary.

                 7.07 End of Fiscal Years; Fiscal Quarters. The Borrower shall cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31.

                 7.08 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, or of any Reporting Subsidiary and its Subsidiaries taken as a whole.

                 7.09 Payment of Taxes and Claims. The Borrower will, and will cause each of its Subsidiaries to, pay or cause to be paid all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a material Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that so long as no property or assets (other than money for such charge or claim and the interest or penalty accruing thereof) of the Borrower or any of its Subsidiaries is in danger of being lost or forfeited as a result thereof, no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor.

                 7.10     Further Assurances; New Subsidiaries.

                 (a) At any time and from time to time upon the request of the Agent, the Borrower shall and shall cause each of its Wholly-Owned Subsidiaries to execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order to effect fully the purposes of this Agreement and the other Credit Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Credit Documents.

                 (b) In the event a Person becomes a domestic Subsidiary of the Borrower after the Closing Date, the Borrower, upon the request of the Agent, shall and shall cause its Subsidiaries to execute and deliver such guaranties, collateral documents and such other agreements, pledges, assignments, documents and certificates (including, without limitation, any amendments to the Credit Documents) as may be necessary or desirable or as the Agent may request and do such other acts and things as the Agent may reasonably request in order to have such domestic Subsidiary guaranty and/or secure the Obligations and effect fully the purposes of this Agreement and the other Credit Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Credit Documents.

                 Section 8. Negative Covenants. The Borrower covenants and agrees that on and after the Closing Date and until the Loans and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

                 8.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired; provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of:

                 (i) Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

                 (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                 (iii) Liens in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule VIII (Liens described in this clause (iii), "Permitted Liens");

                 (iv)     Liens in favor of the Agent;

                 (v) Liens relating to leases and subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

                 (vi) Easements, rights-of-way, restrictions, minor defects or irregularities of title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                 (vii) Liens relating to any interest or title of a lessor under any lease permitted under Section 8.04;

                 (viii) Liens relating to Interest Rate/Currency Agreements permitted under Section 8.05;

                 (ix) Liens relating to bankers' liens and other rights of setoff;

                 (x) Pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation;

                 (xi) Liens on real property assets of ICS or any Wholly-Owned Subsidiary of ICS securing Indebtedness permitted under clause (xii) of Section 8.05 incurred solely to finance or refinance the acquisition or improvement of such real property assets by ICS or such Subsidiary provided such Liens do not extend to any other assets of ICS or such Subsidiary; and

                 (xii) Liens on assets purchased using the proceeds of non-recourse purchase money Indebtedness permitted by clause (ix) of
         Section 8.05.

                 8.02 Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, or permit any of its Subsidiaries so to do any of the foregoing, except that:

                 (i) the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

                (ii) the Borrower and its Subsidiaries may, in the ordinary course of business, sell for cash, equipment and capital assets which are uneconomic, obsolete or in need of replacement;

               (iii) the Borrower and its Subsidiaries may sell or otherwise dispose of the assets listed on Schedule X;

                (iv) the Borrower and its Subsidiaries may, in addition to any sales permitted in clauses (i), (ii) and (iii) above, sell (by way of merger or otherwise) for cash, the stock, property or assets of any ofits Subsidiaries (excluding the stock of ICS or any of its Subsidiaries) having an aggregate fair market value
         (as reasonably determined by the board of directors of the

         Person making the sale) not to exceed $5,000,000 in any calendar year;

                 (v) any Subsidiary of the Borrower may merge or consolidate with any other domestic Wholly-Owned Subsidiary of the Borrower, so long as such Wholly-Owed Subsidiary is the surviving corporation, and in the case of any merger or consolidation involving a Guarantor Subsidiary, the Guarantor Subsidiary is the surviving corporation;

                (vi) the Borrower and its Wholly-Owned Subsidiaries may (subject to the limitations set forth in Section 8.08) acquire property and assets of other Persons (including any assets or property acquired in any Acquisition) provided that the aggregate consideration paid by the Borrower or such Subsidiaries consisting of cash or any assets of the Borrower or such Subsidiaries (excluding any common stock of the Borrower but including the principal amount of any Indebtedness described in subsection 8.05(xiv) incurred in connection with such acquisition) shall not exceed (if valued at fair market value, as reasonably determined by the board of directors of the Person making such acquisition) $12,000,000 when added to the aggregate amount of all investments made pursuant to subsection 8.06(vii);

               (vii) the Borrower and its Subsidiaries may make capital expenditures to the extent not in violation of Section 8.08; and

              (viii) SV and its Wholly-Owned Subsidiaries may acquire property and assets of other Persons for cash or the issuance of Indebtedness in an aggregate amount (for all such cash or Indebtedness) not exceeding $10,000,000 provided that such acquisition is funded with (a) cash of SV and its Subsidiaries, but only to the extent that the aggregate under 8.06(ix) exceeds $9,000,000, (b) borrowings under credit lines permitted pursuant to clause (xiii) of Section 8.05 and/or (c) promissory notes issued by SV and its Wholly-Owned Subsidiaries evidencing Indebtedness permitted under subsection 8.05(xiii).

                 8.03  Dividends.

                 (a) The Borrower will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of the Borrower now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), except that:

                 (i) the Borrower may make payments in cash in lieu of fractional shares in respect of conversions of the New Subordinated Debt and the Public Subordinated Debt;

                (ii) the Borrower may reacquire stock options or restricted stock in an aggregate amount not to exceed $250,000 in any calendar year; and

               (iii) the Borrower may, after the date hereof, repurchase its common stock, in open market transactions, for cash in an amount not exceeding the amount by which $1,000,000 exceeds the aggregate amount of cash paid by the Borrower after the date hereof to repurchase subordinated debt or to prepay other Indebtedness pursuant to subsection 8.13(i).

                 (b) The Borrower will not permit any of its Subsidiaries to declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by such Subsidiary with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Subsidiary now or hereafter outstanding (or any options or warrants issued by such Subsidiary with respect to its capital stock), except that any Subsidiary of the Borrower may pay dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower.

                 8.04 Leases. The Borrower will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) by the Borrower and its Subsidiaries on a consolidated basis under agreements to rent or lease any real or personal property (including capitalized lease obligations) to exceed $7,500,000 during any fiscal quarter.

                 8.05 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                 (i) Indebtedness of the Borrower and its Subsidiaries incurred under the Credit Documents;

                (ii) Indebtedness listed on Schedule IX ("Existing Indebtedness") and Indebtedness incurred by the Borrower or any of its Subsidiaries to renew or refinance the Existing Indebtedness of the Borrower or such Subsidiary provided that the new Indebtedness shall not exceed the principal amount of the Existing Indebtedness so renewed or refinanced and shall not contain any terms or conditions, taken as a whole, less favorable to the Borrower and the Banks than the Existing Indebtedness being renewed or refinanced;

               (iii) accrued expenses and current trade accounts payable incurred in the ordinary course of business and to the extent consistent with past practice, and obligations under trade letters of credit incurred by the Borrower or any of its Subsidiaries in the ordinary course of business and to the extent consistent with past practice, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by the Borrower or such Subsidiary;

                (iv) obligations under letters of credit incurred by the Borrower or any of its Subsidiaries in the ordinary course of business and to the extent consistent with past practice in support of obligations incurred in connection with worker's compensation, unemployment insurance and other social security legislation;

                 (v) Indebtedness incurred as a result of loans and advances permitted under Section 8.06(ii)-(v);

                (vi) obligations under letters of credit incurred by the Borrower or any of its Subsidiaries in the ordinary course of business and to the extent consistent with past practice in support of obligations under leases permitted under Section 8.04, bonds posted for judgments being appealed or as a condition to bringing any action, suit or other proceeding not to exceed $2,000,000 and advances under foreign contracts in an aggregate amount not to exceed, when added to the amount of obligations incurred for bonds posted for judgments, $5,000,000;

               (vii) nonrecourse Indebtedness payable solely from and secured solely by life insurance policies and annuities maintained by the Borrower and its Subsidiaries for their respective officers, employees and directors;

              (viii) surety bonds, performance bonds and other completion bonds in the ordinary course of business and consistent with past practice or as required by law;

                (ix) non-recourse purchase money Indebtedness not exceeding the purchase price of the asset so purchased and secured solely by such asset;

                 (x) capitalized leases to the extent permitted under Section 8.04;

                (xi) the Borrower and its Subsidiaries may enter into Interest Rate/Currency Agreements (and guaranties thereof) with the prior approval of Required Banks;

               (xii) ICS or any Wholly-Owned Subsidiary of ICS may become and remain liable with respect to secured Indebtedness in a principal amount not exceeding $3,000,000 incurred solely to acquire (or refinance amounts paid in the acquisition of) or improve real property assets used or to be used in the business of ICS and its Subsidiaries;

              (xiii) SV or any of its Wholly-Owned Subsidiaries may become and remain liable with respect to Indebtedness owed to (a) a commercial bank or institutional lender or (b) any Person selling property or assets to SV and its Wholly-Owned Subsidiaries in a transaction permitted under subsection 8.01(viii) in an aggregate principal amount, that when added to the outstanding principal amount of Indebtedness owed by SV to the Borrower, at no time exceeds $10,000,000, provided such Indebtedness is not guarantied by or secured by the assets of the Borrower or any of its Subsidiaries other than SV and its Wholly-Owned Subsidiaries and otherwise has terms and conditions that have been approved by Required Banks; and

               (xiv) the Borrower and its Subsidiaries (other than SV and its Subsidiaries) may become and remain liable with respect to Indebtedness owed to the Person selling the capital stock or assets of any Target in any Acquisition permitted under subsection 8.02(vi).

                 8.06 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except that the following shall be permitted:

                 (i) the Borrower and its Subsidiaries may each acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms to the extent consistent with past practice;

                (ii) Training Group may make loans and capital contributions to JMI pursuant to the terms of the JMI Joint Venture Agreement in an aggregate amount not exceeding $1,000,000;

               (iii) loans and advances by any direct Subsidiary of the Borrower to the Borrower; provided such loans or advances are at all times subordinated to the Obligations of the Borrower pursuant to the Subordination Agreement;

                (iv) loans and advances by the Borrower to any of its Subsidiaries in the ordinary course of business and consistent with past practice so long as after giving effect to such loan or advance there shall not have occurred a Default or an Event of Default and provided that the aggregate amount of all such loans and advances to SV and its Subsidiaries, when added to the outstanding principal amount of any Indebtedness of SV and its Subsidiaries permitted under subsection 8.05(xiii), shall at no time exceed $10,000,000;

                 (v) loans and advances by any of Borrower's Wholly-Owned Subsidiaries to any other Wholly-Owned Subsidiary of the Borrower in the ordinary course of business and consistent with past practice and loans and advances by SV to any of its Subsidiaries or by any such Subsidiary to SV or any Subsidiary of SV;

                (vi) the Borrower and its Subsidiaries may make new loans and advances to officers, employees and agents in the ordinary course of business (for purposes other than purchasing stock or stock options or exercising stock options) equal, in the aggregate for the Borrower and its Subsidiaries, to no more than $1,000,000 at any one time outstanding and may make loans to officers, directors and employees in connection with the purchase or exercise of options for the Borrower's common stock, provided that no cash is advanced;

               (vii) the Borrower and its Subsidiaries may make equity investments in other Persons engaged in the businesses that Borrower and its Subsidiaries are engaged in as of the date hereof, in an aggregate amount which, when added to the aggregate consideration paid to acquire assets and property pursuant to subsection 8.02(vi), does not exceed the amount specified in subsection 8.02(vi);

              (viii) the Borrower and its Subsidiaries may make and investments in XAP in an aggregate amount not exceeding $3,000,000 pursuant to the XAP Agreement provided that all of the general and at least 51% of the limited partnership interests of XAP are at all times owned directly or indirectly by the Borrower; and

                (ix) the Borrower and its Subsidiaries may make investments in accordance with its Investment Policy and Guidelines, a copy of which is annexed hereto as Exhibit D; provided, that any such investment, to the extent also described in clauses (i) through (vii) of this subsection 8.06, is permitted pursuant to any other applicable clause of this subsection 8.06.

                 8.07 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to any transactions pursuant to the terms of the JMI Joint Venture Agreement, the JMI Administrative Services Contract, the JMI License Agreement or the XAP Agreement.

                 8.08 Capital Expenditures. Except for expenditures made by the Borrower and its Subsidiaries to acquire assets in the Acquisitions in an
aggregate amount not exceeding $          *, the Borrower will not, and will not
permit any of its Subsidiaries to, make any expenditure for fixed or capital assets (including, without limitation, expenditures for product development and maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles and including capitalized lease obligations) during the 1994 fiscal year which would cause the aggregate amount of all such expenditures (excluding any such expenditures made to acquire assets in the Acquisition) for the Borrower and its Subsidiaries made during
such fiscal year to exceed $        *.


* NOTE: CONFIDENTIAL PORTIONS OMITTED IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

                 8.09  Ratio of Liabilities to Net Worth.

          The Borrower will not permit the ratio of its Consolidated Liabilities to its Adjusted Consolidated Net Worth at any time during the fiscal quarters set forth below to be more than the ratio set forth opposite such quarters:

                                Quarter Ended                       Ratio
                                -------------                       -----
                                December 31, 1993                 1.60:1.00
                                March 31, 1994                        *
                                June 30, 1994                         *
                                September 30, 1994                    *
                                December 31, 1994                     *


                 8.10  Minimum Consolidated EBITDA.

                 The Borrower will not permit its Consolidated EBITDA for the cumulative prior four fiscal quarters ending on each date set forth below to be less than the amount set forth opposite such date:

                               Prior Four Fiscal
                                Quarters Ending                Amount
                               -----------------               ------
                               December 31, 1993               $11,800,000
                               March 31, 1994                       *
                               June 30, 1994                        *
                               September 30, 1994                   *
                               December 31, 1994                    *

                 8.11 Minimum Consolidated Net Worth. The Borrower will not permit its Adjusted Consolidated Net Worth at any time during the fiscal quarter ending on the date set forth below to be less than the amount set forth opposite such date:

                                Quarters Ending            Amount
                                ---------------            ------
                               December 31, 1993           $128,000,000
                               March 31, 1994                    *
                               June 30, 1994                     *
                               September 30, 1994                *
                               December 31, 1994                 *

                 8.12  Fixed Charge Coverage Ratio.

                 The Borrower will not permit the ratio of (i) the sum of
(A) Consolidated EBITDA of the Borrower and its Subsidiaries plus (B) the lease payments made or accrued by the Borrower and its Subsidiaries on a consolidated basis to (ii) the Consolidated Fixed Charges of the Borrower and



* NOTE: CONFIDENTIAL PORTIONS OMITTED IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

its Subsidiaries (the "Fixed Charge Coverage Ratio") for the cumulative prior four fiscal quarters ending on the date set forth below to be less than the ratio set forth opposite such date:

                               Prior Four Fiscal
                                Quarters Ending              Ratio
                               -----------------             -----
                               December 31, 1993             1.10:1.00
                               March 31, 1994                    *
                               June 30, 1994                     *
                               September 30, 1994                *
                               December 31, 1994                 *

                 8.13 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. The Borrower will not, and will not permit any of its Subsidiaries to, (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Indebtedness; provided, however, that the Borrower may after the date hereof (a) repurchase in open market transactions, Indebtedness constituting Public Subordinated Debt and/or (b) prepay any other Indebtedness (excluding New Subordinated Debt) of the Borrower and its Subsidiaries with cash in an aggregate amount, for all such repurchases or prepayments pursuant to clauses (a) or (b), not exceeding the amount by which $1,000,000 exceeds the aggregate fair market value of all consideration paid by the Borrower after the date hereof to repurchase its common stock pursuant to subsection 8.03(a)(iii), or (ii) amend or modify, or permit the amendment or modification of, any provision of any Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any of the foregoing other than amendments which only extend the maturity of or lower the interest rate on Indebtedness or (iii) amend, modify, change, cancel or terminate the Subordination Agreement, the JMI Joint Venture Agreement, the JMI Administrative Services Contract, the JMI License Agreement or the XAP Agreement, or (iv) amend, modify or change the Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or the By-Laws of the Borrower or any Guarantor Subsidiary or any Subsidiary of a Guarantor Subsidiary (except to reflect a name change previously noticed to the Agent).

                 8.14 Limitation on Restrictions on Subsidiary Dividends and Other Distributions. The Borrower will not,


* NOTE: CONFIDENTIAL PORTIONS OMITTED IN ACCORDANCE WITH RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction, other than as set forth in this Agreement, on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reasons of
(i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) the JMI Joint Venture Agreement,
(v) restrictions, existing as of the date hereof, which limit the principal amount that SV may lend to the Borrower to not more than $10,000,000 outstanding at any time, and (vi) the XAP Agreement.

                               8.15  Business.  The Borrower will not, and will
not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which it is engaged on the Closing Date.

                               8.16  Transfer of Copyrights, Patents and
Trademarks. The Borrower will not, and will not permit any of its Subsidiaries to, transfer any of their respective copyrights, licenses, patents, trademarks, permits, service marks, trade names, franchises and formulas, or rights with respect to the foregoing, except transfers pursuant to licenses granted in the ordinary course of business consistent with past practice that would not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or of any Reporting Subsidiary and its Subsidiaries taken as a whole.

                               Section 9.  Events of Default.  Upon the
occurrence of any of the following specified events (each an "Event of Default");

                               9.01  Payments.  The Borrower shall (i) default
in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for one Business Day, in the payment when due of interest on any Loan, any Fees or any other amounts owing hereunder or under any Note; or

                               9.02  Representations, etc.  Any representation,
warranty or statement made by the Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                               9.03  Covenants.  The Borrower shall (i) default
in the due performance or observance by it of any term, covenant or agreement contained in subsections 7.01(g) or Section 8 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 9.01 and 9.02 and clause (i) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of 15 days after written notice to the Borrower by the Agent; or

                               9.04  Default Under Other Agreements.  The
Borrower or any of its Subsidiaries shall (i) default in any payment of Indebtedness in an aggregate principal amount equal to or exceeding $1,000,000 (other than the Notes) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to Indebtedness in an aggregate principal amount equal to or exceeding $1,000,000 (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or Indebtedness of the Borrower or any of its Subsidiaries, in an aggregate principal amount equal to or exceeding $1,000,000, shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                               9.05  Bankruptcy, etc.  The Borrower or any of
its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case (provided that the Borrower expressly authorizes the Agent and each Bank to appear in any court conducting any such proceeding during such 60 day period to preserve, protect and defend their rights under this Agreement and the other Credit Documents); or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt, or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                               9.06  ERISA.  Any Plan shall fail to maintain
the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is, shall have been or is likely to be terminated or the subject of a termination proceeding under ERISA; any Plan shall have an Unfunded Current Liability, or the Borrower or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan under Sections 502(c), (i) or (l), 515, 4062, 4063, 4064, 4071, 4201 or 4204 of ERISA or Chapter 43 of the Code; and
there shall result from any such event or events the imposition of a Lien upon or the granting of a security interest in the assets of the Borrower or any of its Subsidiaries, or a liability or a material risk of incurring a liability to the PBGC or a Plan or a trustee appointed under ERISA, which will have a material adverse effect upon the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

                               9.07  Subsidiary Guaranty.  The Subsidiary
Guaranty or any provision thereof shall cease to be in full force and effect for any reason, other than the satisfaction in full of all Obligations and the termination of this Agreement, or is declared to be null and void, or any Guarantor Subsidiary shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty, or any Guarantor Subsidiary denies that it has any further liability under the Subsidiary Guaranty or gives notice to such effect; or

                               9.08  Changes of Control.  (i) Any Person or two
or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of the Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency (other than Richard C. Blum Associates, Inc. and its Affiliates, all of which together may acquire up to 30% of the securities described herein); or (ii) during any period of up to 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12-month period were directors of the Borrower shall cease for any reason to constitute a majority of the Board of Directors of the Borrower; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation shall result in its or their acquisition of or control over, securities of the Borrower representing 20% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or (iv) the Borrower shall for any reason cease directly to own and control all of the issued and outstanding shares of capital stock of ICS or ICS shall for any reason cease to directly or indirectly own and control all of the issued and outstanding capital stock of its Subsidiaries; or

                               9.09  Judgments.  One or more judgments, decrees
or arbitration awards shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments, decrees or awards shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof; or

                               9.10  Governmental Policies.  Any change shall
occur in state or federal laws, rules or governmental regulations or budgetary allocations or educational loan policies which could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of Required Banks, shall by written notice to the Borrower, (provided, that, if an Event of

Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as hereafter shall occur automatically without the giving of any such notice) declare the principal of and any accrued interest in respect of all Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the obligation of each Bank to make any Loan and the obligation of the Issuing Bank to issue any Letter of Credit shall thereupon terminate; provided, that the foregoing shall not affect in any way the obligations of the Banks to make Revolving Loans to reimburse drawings under Letters of Credit as provided in subsection 2.07(c) or to purchase participations from the Issuing Bank in the unreimbursed amount of any drawings under any Letters of Credit as provided in subsection 2.07(d). So long as any Letter of Credit shall remain outstanding, any amounts received by the Agent shall be held by the Agent, pursuant to such documentation as the Agent shall request, as cash collateral for the obligation of the Borrower to reimburse the Issuing Bank in the event of any drawing under any outstanding Letters of Credit, and so much of such funds shall at all times remain on deposit as cash collateral as aforesaid as shall equal the maximum amount available at any time for drawing under all Letters of Credit (the "Maximum Available Amount"); provided that in the event of cancellation or expiration of any Letter of Credit or any reduction in the Maximum Available Amount, the Agent shall apply the difference between the cash collateral held by the Agent immediately prior to such cancellation, expiration or reduction and the Maximum Available Amount immediately after such cancellation, expiration or reduction first to the payment of any outstanding Obligations, and second to the payment to whomsoever shall be lawfully entitled to receive such funds.

                               Section 10.  The Agent.

                               10.01  Appointment.  The Banks hereby designate
Bankers Trust Company as Agent (for purposes of this Section 10, the term "Agent" shall include Bankers Trust Company in its capacity as Agent pursuant to the Subsidiary Guaranty) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

                               10.02  Nature of Duties.  The Agent shall have
no duties or responsibilities except those expressly set forth in this Agreement and the Subsidiary Guaranty. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein.

                               10.03  Lack of Reliance on the Agent.
Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and
(ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default.

                               10.04  Certain Rights of the Agent.  If the
Agent shall request instructions from Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of Required Banks.

                               10.05  Reliance.  The Agent shall be entitled to
rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

                               10.06  Indemnification.  To the extent the Agent
is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Agent, in proportion to their respective proportionate shares of the aggregate amount of the Revolving Loan Commitments as of the date of determination, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

                               10.07  The Agent in its Individual Capacity.
With respect to its obligation to maintain and make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

                               10.08  Holders.  The Agent may deem and treat
the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                               10.09  Resignation by the Agent.

                               (a)     The Agent may resign from the
performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                               (b)  Upon any such notice of resignation, the
Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                               (c)     If no successor Agent has been appointed
pursuant to clause (b) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.

                               Section 11.  Miscellaneous.

                               11.01  Payment of Expenses, etc.  The Borrower
shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (x) of the Agent (including, without limitation, the reasonable fees and disbursements of O'Melveny & Myers, special counsel to the Banks) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and (y) of the Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of O'Melveny & Myers, special counsel to the Banks, and for each of the Banks) and (z) of any consultants or accountants chosen by Required Banks, to investigate, test or review such matters relating to the Borrower and its Subsidiaries as the Agent shall designate; provided that the fees of such consultants or accountants shall be subject to the prior approval of the Borrower, which approval shall not be unreasonably withheld; (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans or Letters of Credit hereunder or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                               11.02  Right of Setoff.  In addition to any
rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                               11.03  Notices.  Except as otherwise expressly
provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at its address specified opposite its signature below; if to any Bank, at its office specified opposite its signature below; and if to the Agent, at its Notice Office; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent shall not be effective until received by the Agent.

                               11.04  Benefit of Agreement.

                               (a)     This Agreement shall be binding upon and
inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each Bank.

                               (b)     Bankers Trust Company may with the prior
written consent of the Borrower (which consent shall not be unreasonably withheld) assign its rights and delegate its obligations under this Agreement, and each of such assignees shall be deemed to be a "Bank" and may further assign its rights and delegate its obligations under this Agreement upon the prior written consent of the Agent and the Borrower (which consents shall not be unreasonably withheld). Each Bank further may sell participations in all or any part of any Loan made by it or any other interest herein or in its

Note to another bank or other entity. Thereupon (i) in the case of an assignment, upon notice thereof by such Bank to the Borrower and the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided thereby), the same rights and benefits as it would have if it were a Bank hereunder and the holder of a Note and, if the assignee has expressly assumed, for the benefit of the Borrower, the assignor Bank's obligations hereunder, such assignor Bank shall be relieved of its obligations hereunder to the extent of such assignment and assumption, and (ii) in the case of a participation, (A) the participant shall not have any rights under this Agreement or any Note or any other document delivered in connection herewith and all amounts payable by the Borrower under Sections 2.04, 2.06, 2.07(g) and
4.03 hereof shall be determined as if the Bank had not sold such participation and (B) the participant, other than an Affiliate of such Bank, shall not be entitled to require such Bank to take or omit to take any action hereunder except action directly affecting the extension of the final maturity of the principal amount of a Loan or the Revolving Loan Commitments or a reduction of the principal amount of or the decrease in the rate of interest payable on the Loans or any fees related thereto. At the time any Bank makes an assignment of any of its rights hereunder, such assignor Bank shall pay to the Agent for its own account an administrative transfer fee of $2,500. Any Bank may furnish any information concerning the Borrower in the possession of such Bank from time to time to Affiliates of such Bank and to assignees and participants (including prospective assignees and participants); provided, however, that the furnishing of such information (and the nature, manner and extent thereof) by any Bank to its Affiliates and such assignees and participants shall be governed by the relevant agreement, assignment or participation agreement relating to such arrangement, assignment or participation, as the case may be. Notwithstanding the foregoing provisions of this Section 11.04 to the contrary, each Bank may at any time pledge or assign any portion of its rights under this Agreement and its Note to any Federal Reserve Bank without notice to or consent of the Borrower or the Agent and without the payment of any fee to the Agent; provided that no such pledge or assignment shall otherwise release such Bank from its obligations hereunder.

                               11.05  No Waiver; Remedies Cumulative.  No
failure or delay on the part of the Agent or any Bank or the holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

                               11.06  Payments Pro Rata.

                               (a) The Agent agrees that promptly after its
receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower hereunder, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                               (b)     Each of the Banks agrees that, if it
should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, or under any Letter of Credit of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total amount of such Obligation then owed and due to such Bank bears to the total amount of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                               11.07  Calculations; Computations.  The
financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, except as otherwise specifically provided herein, all computations determining compliance with Section 8 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to subsections 6.05(a) and (b).

                               11.08  Governing Law; Waiver of Jury Trial;
Service of Process. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE AGENT, THE BANKS AND THE BORROWER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT. The Borrower designates and appoints CT Corporation with offices at 818 West Seventh Street, Suite 1004, Los Angeles, California 90017, and such other Persons as may hereafter be selected by the Borrower irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Borrower to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Borrower at its address provided in the applicable signature page hereto, except that unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the Borrower refuses to accept service, the Borrower hereby agrees that service upon it by mail shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Agent or any Bank to bring proceedings against the Borrower in the courts of any other jurisdiction.

                               11.09  Counterparts.  This Agreement may be
executed in any number of counterparts and by the different parties hereto on separate counterparts by facsimile or otherwise, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

                               11.10  Headings Descriptive.  The headings of
the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                               11.11  Amendment or Waiver.  No approval,
consent, amendment or waiver of this Agreement or any of the Credit Documents shall be effective unless it is in writing signed by the Agent and Required Banks; provided, however, that any such approval, consent, amendment or waiver, which (a) reduces the amount of any interest, principal or fees owing to any Bank hereunder, including, without limitation, amounts payable under Section 4.01; (b) extends the date on which any sum is due hereunder; (c) releases any person from all or any portion of its liabilities under the Subsidiary Guaranty; (d) amends any provisions of this Section 11.11; (e) changes the definition of the term "Required Banks"; or
(f) by the terms of any provision of this Agreement requires the approval of all the Banks shall be effective only if it is in writing signed by all the Banks.

                               11.12  Survival.  All indemnities set forth
herein including, without limitation, in Sections 2.04, 10.06 and 11.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans and the Letters of Credit.

                               11.13  Domicile of Loans.  Each Bank may
transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank.

                               IN WITNESS WHEREOF, the parties hereto have
caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                                                NATIONAL EDUCATION CORPORATION



                                                By____________________________
                                                Title Keith Ogata,
                                                      Vice President,
                                                      Chief Financial
                                                      Officer and
                                                      Treasurer

                                                Address:
                                                18400 Von Karman Avenue
                                                Irvine, California 92715
                                                Attn:  Keith Ogata



                                                BANKERS TRUST COMPANY,
                                                Individually and as Agent



                                                By____________________________
                                                Title

                                                Notice Address:

                                                One Bankers Trust Plaza
                                                14th Floor
                                                New York, New York  10006

                                                With a copy to:

                                                300 S. Grand Ave., 41st Floor
                                                Los Angeles, California 90071
                                                Attn:  Ms. Kate Cook

                                                Lending Office:
                                                Bankers Trust Co.
                                                One Bankers Trust Plaza
                                                14th Floor
                                                New York, New York  10006

                                   EXHIBIT A

                         [FORM OF NOTICE OF BORROWING]



                               Pursuant to that certain Credit Agreement dated
as of December 22, 1993 (such agreement as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings assigned to those terms in the Credit Agreement) among NATIONAL EDUCATION CORPORATION, a Delaware corporation (the "Borrower"), the financial institutions party thereto and BANKERS TRUST COMPANY, as Agent, this represents the Borrower's request to borrow on __________, 19__ from the Banks $__________ as a Loan. The proceeds of such Loan are to be transferred to the Borrower.

                               The undersigned officer, to the best of his or
her knowledge, and the Borrower certify that:

                               (i)     The representations and warranties
                      contained in the Credit Agreement [other than those contained in Section 6.18 of the Credit Agreement]** are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date;

                               (ii) No event has occurred and is continuing or would result from the proposed borrowing that would constitute a Default or an Event of Default;

                               (iii)   The Borrower has performed in all
                      material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed by it on or before the date hereof;

                               (iv)    No order, judgment or decree of any
                      court, arbitrator or governmental authority has or has purported to enjoin or restrain any Bank from making the Loan contemplated hereby;

                               (v)     The making of the Loan contemplated
                      hereby will not violate Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System;






     **       To be included in borrowings in which the provisions of Section
5.03 of the Credit Agreement do not apply.

                               (vi)    The amount of the proposed borrowing
                      will not cause the Total Utilization of Revolving Loan Commitments (after giving effect to the proposed borrowing) to exceed the Revolving Loan Commitments currently in effect.

                 DATED:  ____________           NATIONAL EDUCATION CORPORATION


                                                By ___________________________

                                                Title ________________________

                                   EXHIBIT B

                  [FORM OF NOTICE OF CONVERSION/CONTINUATION]



                               Pursuant to that certain Credit Agreement dated
as of December 22, 1993 (the "Credit Agreement"; capitalized terms used herein without definition having the meanings assigned to those terms in the Credit Agreement) among NATIONAL EDUCATION CORPORATION, a Delaware corporation (the "Borrower"), the financial institutions party thereto, and BANKERS TRUST COMPANY, as Agent, the undersigned Borrower hereby requests*** [A: to convert $__________ in principal amount of presently outstanding [Prime Rate/Eurodollar Rate] Loans [with an Interest Period expiration date of __________, 19__] to [Prime Rate/Eurodollar Rate] Loans on __________, 19__. [The Interest Period for such [Eurodollar Rate] Loans commencing on such Interest Period expiration date is requested to be a __________ period.] [B: to continue as [Eurodollar Rate] Loans $__________ in principal amount of presently outstanding [Eurodollar Rate] Loans with an Interest Period expiration date of __________, 19__. The Interest Period for such [Eurodollar Rate] Loans commencing on such Interest Period expiration date is requested to be a __________ period.]

                               The undersigned officer, to the best of his
knowledge, and the Borrower certify that no Default or Event of Default has occurred and is continuing under the Credit Agreement.

DATED:  ____________           NATIONAL EDUCATION CORPORATION


                               By ___________________________

                               Title ________________________






     ***Insert A or B with appropriate insertions and deletions.

                                   EXHIBIT C

                [FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT]


                               Pursuant to that certain Credit Agreement dated
as of December 22, 1993 (such agreement as it may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein without definition having the meanings assigned to those terms in the Credit Agreement) among NATIONAL EDUCATION CORPORATION, a Delaware corporation (the "Borrower"), the financial institutions party thereto and BANKERS TRUST COMPANY, as Agent, this represents the Borrower's request to have the Issuing Bank issue a Letter of Credit on [date of issuance] in the face amount of [__________], effective [effective date], with an expiration date of [expiration date] for the benefit of [name and address of beneficiary] for the purpose of ____________________.

                               The undersigned officer, to the best of his or
her knowledge, and the Borrower certify that:

                               (i)     The representations and warranties
                      contained in the Credit Agreement [other than those set forth in Section 6.18 of the Credit Agreement]* are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of such date;

                               (ii) No event has occurred and is continuing or would result from the issuance of the proposed Letter of Credit that would constitute a Default or an Event of Default;

                               (iii)   The Borrower has performed in all
                      material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed by it on or before the date hereof;

                               (iv)    No order, judgment or decree of any
                      court, arbitrator or governmental authority has or has purported to enjoin or restrain the Issuing Bank from issuing the Letter of Credit;

                               (v) The issuing of the requested Letter of Credit will not violate Regulation G, Regulation T, Regulation






     * To be included in issuances of Letters of Credit in which the provisions of Section 5.03 of the Credit Agreement do not apply.

                      U or Regulation X of the Board of Governors of the Federal Reserve System;

                               (vi)    The issuance of the Letter of Credit
                      will not cause, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments to exceed
                      (a) the Revolving Loan Commitments currently in effect or
                      (b) the Letter of Credit Usage to exceed the limits in subsection 2.07 of the Credit Agreement.

                               Attached hereto as Annex A is the proposed terms
and conditions of the proposed Letter of Credit, the verbatim text of any drawing certificate thereunder and a precise description of any other documentation required to be submitted by the beneficiary which, if submitted by the beneficiary, would require the Issuing Bank to make payment under the Letter of Credit.

DATED:  ____________           NATIONAL EDUCATION CORPORATION


                               By ___________________________

                               Title ________________________

                                    ANNEX A

            [Terms and Conditions of the Proposed Letter of Credit]
                                      and
                          Text of Drawing Certificate

                                                                REVISED MAY 1992
                                   EXHIBIT D
                         NATIONAL EDUCATION CORPORATION
                        INVESTMENT POLICY AND GUIDELINES


The purpose of this policy is to establish the guidelines and objectives of National Education Corporation Domestic and International Cash and Investment Management. Within this framework, the following is set forth:

                          I.      Investment objectives and guidelines.

                         II. Approved investment instruments, including minimum credit quality standards, maturity limits and dollar limits per type of investment.

                        III.      Operational and audit procedures.

- -------------------------------------------------------------------------------
                          I.      Investment Objectives and Guidelines

                                  NEC's investment objectives in their order of priority are as follows:

                                  A. Safety of Principal - The preservation of principal from financial loss as a result of excessive risk.

                                  B.     Yield - Take sensible risks to
                                         maximize aftertax returns relative to
                                         risk free investments.

                                  C.     Liquidity - The ability to convert
                                         from the investment medium to cash
                                         when needed without material loss of
                                         principal.  Maintain sufficient
                                         liquidity to finance the Company's
                                         planned internal growth, debt service
                                         and capital expenditures.

                                  In order for the Company to achieve the above objectives, it is important to consider various investment strategies and alternatives. Moreover, tax ramifications must be included as an integral part of the investment decision.

                         II. Approved Investment Instruments, Maturity Limits and Dollar Limits per Type of Investment


                                  A.     Domestic Guidelines

                                  The Company will pursue the stated objectives in (I) above by limiting investments to the following instruments:

                                                                                 Maximum
      Type                             Limitations             Maturity          Ratings/Restrictions
      ----                             -----------             --------          --------------------
 1.     U.S. Government Securities        None                  3 years            N/A

 2.     Government Agency Issues-FHLB,    None                  3 years            N/A
        FNMA, GNMA, etc.

 3.     Corporate Income Funds            None                  1 year             AAA/AAA

 4.     Repurchase agreements secured     None                  3 years            Security collateral must represent
        by U.S. Gov't Securities or                                                not less than 100% of the
        Gov't Agency Issue                                                         repurchase obligation at the time
                                                                                   of such repurchase agreement is entered into.

 5.     Banker's Acceptance               $5 million per        1 year             - minimum assets of
                                          Bank                                       $3 billion
                                                                                   - Insured by FDIC or
                                                                                     FSlIC
                                                                                   - rating of A
                                                                                     Standard & Poor's
                                                                                     (S&P) or better on
                                                                                     notes issued by the
                                                                                     institution, or
                                                                                     A-2, A-1, or A
                                                                                     (Commercial Paper)

 6.     Certificates of Deposits          $5 million per        1 year             See (5) above.
        including Eurodollar CD's         Bank

 7.     Time Deposits incl. Eurodollar    $5 million per        1 year             See (5) above
        TD's                              Bank

 8.     Money Market Account              $5 million per        N/A                See (5) above and brokerage firms
                                          instit.                                  registered with the New York Stock
                                                                                   Exchange.

 9.     Commercial Paper                  $5 million per        6 months           P-1 Moody; A-1 (S&P)
                                          issuer

10.     Municipal Bonds                   $5 million per        3 years            Rated A or better by Moody or
                                          issuer                                   Standard & Poor's. At least 50%
                                                                                   total investment in municipal carry
                                                                                   a rating of AA or better.

       11. Corporate Bonds, Preferred Stock, Common Stock [and shares of any mutual fund comprised of the foregoing, except Corporate Income Funds as specified in (3)], stock or commodity option contracts and other securities, provided that:

                a) Such securities are rated BBB or better by Standard and Poor's or BAA or better by Moody's (or issued by an issuer having outstanding publicly traded debt securities so rated) and that the principal amount of each individual security shall not exceed $3,000,000 or 15% of all cash, cash equivalents and marketable securities investments, or

                b) The principal amount of such securities is adequately hedged (except for periods of not longer than two business days to permit hedging of such securities) or are for purposes to specifically hedge principal or interest rate risk and

                c) Any other marketable security of the nature described in (11)(a) or (11)(b) above, provided that the principal amount of each individual security shall not exceed the greater of $2,000,000 or 10% and the aggregate principal amount of such securities shall not exceed the greater of $3,000,000 or 15% of the aggregate principal amount of all cash, cash equivalents and marketable security investments.

                                  B.     International Guidelines

                                  The Company will pursue the stated objectives in (I) above by limiting investments to the following instruments:




                  Type                       Limitations           Maturity                 Ratings/Restrictions
                  ----                       -----------           --------                 --------------------
 1.       Gov't backed securities of        $5 million            1 year             Must be considered a high grade
          respective country                                                         investment by U.S. rating services
                                                                                     (e.g., AA by Standard & Poor's, or
                                                                                     equivalent)

 2.       Banker's Acceptance               $3 million            1 year             - minimum assets of $3 billion U.S.
                                            per bank
                                                                                     - insured by gov't agency
                                                                                     - high investment rating by local
                                                                                       and US (if available) rating
                                                                                       services (e.g. A rating by
                                                                                       Standard & Poor's or
                                                                                       equivalent)

 3.       Eurodollar Certificates of        $3 million            1 year             See (2) above
          Deposit and other CD's            per bank

 4.       Eurodollar Time Deposits and      $3 million            1 year             See (2) above
          other TD's

 5.       Money Market Account              $3 million            N/A                See (2) above
                                            per insti-
                                            tution

 6.       Commercial Paper                  $3 million            6 months           See (2) above
                                            per issuer

                        III.      Operational and Audit Procedures

                                  The overall management and authority of the cash and marketable securities portfolio is vested in the Chief Financial Officer. The Chief Financial Officer has the authority to interpret and establish investing parameters within the bounds of the Investment Policy. In addition, the Chief Financial Officer is authorized to delegate such activities as necessary to conduct the day to day activities of cash and investment management.

                                  An investment report should be prepared by the individual responsible whenever significant changes to the portfolio occur, but not less frequently than quarterly.

                                  On a quarterly basis, an audit of the
                                  marketable securities account should be
                                  performed by a responsible individual not involved in the overall daily functions of investing, monitoring and reporting of the investment securities portfolio.





Revised May 1992

                                   EXHIBIT E

                            [FORM OF REVOLVING NOTE]

                         NATIONAL EDUCATION CORPORATION


                                PROMISSORY NOTE


                                                         Los Angeles, California
                                                              [1]

$[2]

                 FOR VALUE RECEIVED, NATIONAL EDUCATION CORPORATION (the "Borrower"), being liable hereunder, promises to pay to the order of [3] (the "Payee"), on or before December [4], 1994, the lesser of (x) [5] ($[2]) and (y) the unpaid principal amount of all advances made by the Payee to the Borrower as Revolving Loans under the Credit Agreement referred to below.

                 The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal prepayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement dated as of December 22, 1993 among National Education Corporation, the financial institutions party thereto and Bankers Trust Company, as Agent (as it may be amended, amended and restated or otherwise modified from time to time, the "Credit Agreement").

                 This Note is one of the Borrower's "Revolving Notes" in the aggregate principal amount of $10,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without

____________________

     1   Insert the Closing Date.
     2   Insert amount of Bank's Revolving Loan Commitment in numbers.
     3   Insert name of Bank in capital letters.
     4   Insert the date that is 364 days after the Signing Date.
     5   Insert amount of Bank's Revolving Loan Commitment in words.

definition shall have the meanings set forth in the Credit Agreement.

                 All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Agent located at One Bankers Trust Plaza, New York, New York, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, the Borrower and the Agent shall be entitled to deem the Payee or such person who has been so identified by the transferor in writing to the Borrower and the Agent as the holder of this Note, as the owner and holder of this Note. Each of the Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

                 Whenever any payment on this Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note; provided, however, that if the day on which any payment relating to a Eurodollar Rate Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in such month, then the due date thereof shall be the next preceding Business Day; provided further that if the date of any mandatory prepayment required to be made under the Credit Agreement is not a Business Day such payment shall be made on the immediately preceding Business Day.

                 This Note is subject to mandatory prepayment as provided in subsections 2.06(c) and 4.01(b) and prepayment at the option of the Borrower as provided in subsection 4.01(a) of the Credit Agreement.

                 THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                 The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                 No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

                 The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 11.01 of the Credit Agreement, incurred in the collection and enforcement of this Note. The Borrower and endorsers of this Note hereby consent to renewal and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. THE BORROWER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY JUDICIAL PROCEEDING RELATING TO THIS NOTE.

                 IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by a duly authorized officer, as of the day and year and at the place first above written.

                                           NATIONAL EDUCATION CORPORATION


                                           By   _________________________


                                           Title   ______________________

                         TRANSACTIONS ON REVOLVING NOTE


                                                               Amount of              Outstanding
                 Type of                Amount of              Principal               Principal
                Loan Made               Loan Made                 Paid                  Balance                 Notation
Date            This Date               This Date              This Date               This Date                Made By
- ----            ---------               ---------              ---------               ---------                -------


                                   EXHIBIT F


                         [FORM OF SUBSIDIARY GUARANTY]
                                    GUARANTY



                 This Guaranty is entered into as of December 22, 1993 by the undersigned ("Guarantors") in favor of and for the benefit of Bankers Trust Company, as agent for and representative of (in such capacity herein called "Agent") the banks ("Banks") party to that certain Credit Agreement dated as of December 22, 1993 by and among National Education Corporation, a Delaware corporation (the "Borrower"), the Banks named therein and Bankers Trust Company, as Agent (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"; capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

                                R E C I T A L S

                 WHEREAS, The Borrower and Banks are, concurrently herewith, entering into the Credit Agreement which provides for Loans to be made by the Banks to the Borrower as working capital for general corporate purposes and for the issuance of Letters of Credit;

                 WHEREAS, certain of the proceeds of the Loans made to the Borrower by the Banks under the Credit Agreement may be advanced to the Guarantors and thus the obligations of the Borrower being incurred under the Credit Agreement are being incurred for and will inure to the benefit of such Guarantors;

                 WHEREAS, it is a condition to the effectiveness of the Credit Agreement that this Guaranty be executed and delivered by the Guarantors on or prior to the Closing Date; and

                 WHEREAS, the Guarantors desire to induce the Banks to enter into the Credit Agreement and to make Loans and issue the Letters of Credit thereunder.

                               A G R E E M E N T


                 NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors hereby agree as follows:

                 The Guarantors hereby jointly and severally irrevocably and unconditionally guaranty, as primary obligors and not merely as sureties, the due and punctual payment in full of all Guarantied Obligations (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)). The term "Guarantied Obligations" is used herein in its most comprehensive sense and includes any and all Obligations of the Borrower now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Credit Agreement and the other Credit Documents, including those arising under successive borrowing transactions under the Credit Agreement which shall either continue the Obligations of the Borrower or from time to time renew them after they have been satisfied.

                 Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) the Agent or any Bank may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (i) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (iv) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guarantied Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of the Agent or any Bank in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Agent or the Banks, or any of them, may have against any such security, as the Agent in its discretion may determine consistent with the Credit Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guarantied Obligations, and (vi) exercise any other rights available to the Agent or the Banks, or any of them, under the Credit Documents, at law or in equity; and (c) this Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than indefeasible payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (ii) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including, without limitation, provisions relating to events of default) of the Credit Agreement, any of the other Credit Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Obligations, (iii) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even though the Agent or the Banks, or any of them, might have elected to apply such payment to any part or all of the Guarantied Obligations, (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations,
(vi) any defenses, set-offs or counterclaims which the Borrower may allege or assert against the Agent or any Bank in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guarantied Obligations.

                 Anything contained in this Guaranty to the contrary notwithstanding, the obligations of each Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or other affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to reimbursement or contribution of such Guarantor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Guarantor and other affiliates of the Borrower of obligations arising under guaranties by such parties.

                 Guarantors under this Guaranty together desire to allocate among themselves in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by any Guarantor under this Guaranty (a "Funding Guarantor") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Guarantor's Aggregate Payments (as defined below) to equal its Fair Share as of such date. "Fair Share" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Guarantors, multiplied by
(ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. "Adjusted Maximum Amount" means, with respect to a Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty, determined as of such date in accordance with the preceding paragraph of this Guaranty; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Guarantor for purposes of this paragraph, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation or reimbursement or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. "Aggregate Payments" means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this paragraph) minus (ii) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this paragraph. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Guarantors of their obligations as set forth in this subsection 2.2(b) shall not be construed in any way to limit the liability of any Guarantor hereunder.

                 Each Guarantor hereby waives, for the benefit of the Banks and the Agent: (a) any right to require the Agent or the Banks, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor (including any other Guarantor) of the Guarantied Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Agent or any Bank in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of the Agent or any Bank whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower from any cause other than indefeasible payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Agent's or any Bank's errors or omissions in the administration of the Guarantied Obligations, except behavior which amounts to bad faith; (e) any defense arising out of any election by the Agent or any Bank to foreclose on any security held by or for the benefit of the Agent or any Bank pursuant to one or more judicial or nonjudicial sales, even though such election operates to impair or extinguish any right of reimbursement or subrogation or any other right or remedy of any Guarantor against the Borrower or any security for the Guarantied Obligations; (f) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder,
(ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Agent or any Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto; (g) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Credit Agreement or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guarantied Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and (h) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

                 Each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower, (b) any right to enforce, or to participate in, any claim, right or remedy that the Agent or any Bank now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Agent or any Bank. In addition, until the obligations hereby guarantied shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor of such obligations. Each Guarantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the

Agent and the Banks may have against the Borrower, to all right, title and interest the Agent or the Banks may have in any such collateral or security, and to any right the Agent or the Banks may have against such other guarantor. The Agent or any Bank may use, sell or dispose of any item of collateral or security as it sees fit without regard to any subrogation rights any Guarantor may have, and upon any such disposition or sale any rights of subrogation Guarantor may have shall terminate. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement or indemnification rights at any time when all obligations hereby guarantied shall not have been paid in full, such amount shall be held in trust for the Agent for the benefit of the Banks and shall forthwith be paid over to the Agent to be credited and applied against such obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or any applicable security agreement.

                 Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guarantied Obligations, and any such indebtedness of the Borrower to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Agent on behalf of the Banks and shall forthwith be paid over to the Agent for the benefit of the Banks to be credited and applied against the Guarantied Obligations.

                 Guarantors jointly and severally agree to pay, or cause to be paid, and to save the Agent and the Banks harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by the Agent or any Bank in connection with the enforcement of or preservation of any rights under this Guaranty.

                 It is not necessary for the Banks or the Agent to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

                 The Banks and the Agent shall have no obligation to disclose or discuss with any Guarantor their assessment, or any Guarantor's assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of the Agent or any Bank to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by the Agent or any Bank.

                 The rights, powers and remedies given to the Banks and the Agent by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Banks and the Agent by virtue of any statute or rule of law or in any of the other Credit Documents or any agreement between any Guarantor and the Banks and/or the Agent or between the Borrower and the Banks and/or the Agent. Any forbearance or failure to exercise, and any delay by any Bank or the Agent in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

                 Each Guarantor acknowledges and agrees that any interest on any portion of the Guarantied Obligations which accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower (or, if interest on any portion of the Guarantied Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guarantied Obligations if said proceeding had not been commenced) shall be included in the Guarantied Obligations because it is the intention of the Guarantors and the Agent that the Guarantied Obligations which are guarantied by the Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guarantied Obligations.

                 In the event that all or any portion of the Guarantied Obligations are paid by the Borrower, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Agent or any Bank as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guarantied Obligations for all purposes under this Guaranty.

                 Each Guarantor hereby represents and warrants to the Banks that: (a) such Guarantor is duly organized, validly existing and in good standing under the laws of the state of its incorporation; (b) such Guarantor has the corporate power, authority and legal right to execute, deliver and perform this Guaranty and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guaranty; (c) this Guaranty has been duly executed and delivered by a duly authorized officer of such Guarantor, and this Guaranty constitutes the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equitable principles relating to or limiting creditors' rights generally; and (d) the execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on such Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on such Guarantor, or the certificate of incorporation or bylaws of such Guarantor or any securities issued by such Guarantor, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which such Guarantor is a party or by which such Guarantor or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of such Guarantor and will not result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

                 In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                 THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTORS, THE AGENT AND THE BANKS HEREUNDER AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

                 This Guaranty is a continuing guaranty and shall be binding upon each Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of the Banks, the Agent and the Agent and their respective successors and assigns.

                 Each Guarantor hereby irrevocably submits to the jurisdiction of any New York state or Federal court sitting in New York, in any action or proceeding arising out of or relating to this Guaranty, and each Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or Federal court. Each Guarantor hereby irrevocable waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Guarantor hereby irrevocably appoints CT Corporation with offices at 818 West Seventh Street, Suite 1004, Los Angeles, California 90017, as its agent to receive, on behalf of such Guarantor and its property, service of copies of the summons and compliant and any other process which may be served in any such action or proceeding. Such service may be made by mail or by delivering a copy of such process to such Guarantor in care of the agent named above, and such Guarantor hereby irrevocably authorizes and directs such agent to accept such service on its behalf. As an alternative method of service, each Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Guarantor at its address set forth opposite its signature hereto. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect the right of any Bank or the Agent to serve legal process in any other manner permitted by law or affect the right of any Bank or the Agent to bring any action or proceeding against any Guarantor or its property in the courts of any other jurisdiction.

                 EACH GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF, THE AGENT EACH HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each Guarantor and, by its acceptance of the benefits hereof, the Agent each (i) acknowledges that this waiver is a material inducement for such Guarantor and the Agent to enter into a business relationship, that such Guarantor and the Agent have already relied on this waiver in entering into this Guaranty or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS

GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

                 This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument. This Guaranty shall become effective as to each Guarantor upon the execution of a counterpart hereof by such Guarantor (whether or not a counterpart hereof shall have been executed by any other Guarantor) and receipt by the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                 IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed by its duly authorized officer as of the date first set forth above.

                                        NETG HOLDING, INC., A DELAWARE
                                        CORPORATION


                                        By: __________________________
                                        Title:________________________


                                        NATIONAL EDUCATION TRAINING
                                          GROUP, INC., A Nevada
                                          Corporation


                                        By: __________________________
                                        Title:________________________


                                        SPECTRUM INTERACTIVE,
                                          INCORPORATED, a Delaware
                                          Corporation


                                        By: __________________________
                                        Title:________________________


                                        NATIONAL EDUCATION CENTERS,
                                          INC., a California
                                          Corporation


                                        By: __________________________
                                        Title:________________________

                                        ICS LEARNING SYSTEMS, INC.,
                                          A Delaware Corporation


                                        By: __________________________
                                        Title:________________________


                                        INTERNATIONAL CORRESPONDENCE
                                        SCHOOLS, INC.,
                                        a Pennsylvania Corporation


                                        By: __________________________
                                        Title:________________________

                                   EXHIBIT G

                       [FORM OF SUBORDINATION AGREEMENT]

                            SUBORDINATION AGREEMENT


                 SUBORDINATION AGREEMENT, dated as of December 22, 1993 (the "Agreement"), made by National Education Corporation (the "Borrower") and each of the companies listed on Annex I attached hereto (each a "Subordinated Creditor" and collectively, the "Subordinated Creditors") in favor of the Banks, the Agent and holders of Senior Obligations (as such terms are defined below).

                                    RECITALS

                 A. Each of the Subordinated Creditors is a direct subsidiary of the Borrower and the Borrower is the borrower under a Credit Agreement dated as of December 22, 1993, among the Borrower, the banks party thereto from time to time (the "Banks") and Bankers Trust Company, as agent for the Banks (Bankers Trust Company and any successor as Agent under the Loan Agreement, as hereinafter defined, hereinafter the "Agent"). The terms defined in such Loan Agreement and not otherwise defined herein shall have the meanings provided in the Loan Agreement.

                 B. The Borrower is or may hereafter become indebted to or otherwise obligated to the Subordinated Creditors in various amounts. The Borrower's intercompany accounts payable, indebtedness, obligations and other liabilities (contingent or otherwise) of any and every nature whatsoever, now or hereafter existing (whether created directly or acquired by assignment or otherwise) to the Subordinated Creditors, and interest and premiums, if any, thereon and other amounts payable in respect thereof or in connection therewith, are herein referred to as "Subordinated Debt."

                 C. The Borrower, Banks and Agent, upon entering into the Loan Agreement, contemplated that the Subordinated Debt would be subordinated to the Senior Obligations, as hereinafter defined.

                 D. Each Subordinated Creditor desires to subordinate the Subordinated Debt at any time owed to such Subordinated Creditor to the Senior Obligations in accordance with the provisions of this Agreement.

                 NOW, THEREFORE, in consideration of the premises, the Subordinated Creditors and the Borrower hereby agree as follows:

                                   AGREEMENT

                 SECTION 1 Agreement to Subordinate. Each of the Subordinated Creditors and the Borrower agrees that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full in cash of all "Senior Obligations."

                 The term "Senior Obligations" means all indebtedness, obligations and other liabilities of the Borrower (contingent or otherwise) arising under or with respect to the Loan Agreement and including, without limitation, all interest, accrued and accruing after the commencement of any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization or other similar case or proceeding relative to the Borrower or its creditors, as such, or to its assets or any liquidation, dissolution, reorganization or winding up of the Borrower whether voluntary or involuntary, any assignment for the benefit of creditors or other marshalling of assets and liabilities of the Borrower (collectively "Proceeding") in accordance with and at the contract rate specified in the Loan Agreement, whether or not pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Proceeding.

                 "Loan Agreement" means the Credit Agreement dated as of December 22, 1993, among the Borrower, Banks and Agent, as the same may from time to time be amended, renewed, supplemented or otherwise modified and any other agreements (including, without limitation, the Credit Documents) pursuant to which any of the indebtedness, obligations, costs, expenses, fees, reimbursements and other indemnities payable or owing thereunder may be refinanced, restructured, renewed or refunded, as any such other agreement may from time to time at the option of the parties thereto be amended, supplemented, renewed or otherwise modified.

                 SECTION 2 No Payment on the Subordinated Debt. Upon the occurrence and continuance of a Default or an Event of Default under the Loan Agreement, each Subordinated Creditor hereby agrees not to ask, demand, sue for, take, create or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner (including without limitation from or by way of collateral), payment of all or any of the Subordinated Debt unless and until the Senior Obligations shall have been paid in full in cash.

                 SECTION 3 In Furtherance of Subordination. Each Subordinated Creditor hereby agrees as follows:

                 3.1 Upon any distribution of all or any of the assets of the Borrower to creditors of the Borrower in connection with a Proceeding, any payment or distribution of any kind (whether in cash, property or securities) which otherwise would be payable or deliverable upon or with respect to the Subordinated Debt shall be paid or delivered directly to the Agent under the Loan Agreement or if there is no agent under the Loan Agreement the representative of the holders of Senior Obligations for application (in case of cash) to or as collateral (in case of non-cash property or securities) for the payment or prepayment of the Senior Obligations until the Senior Obligations shall have been paid in full in cash.

                 3.2  If any Proceeding is commenced by or against the Borrower:

                      3.2.1  The Agent (or if there is no Agent, the
Required Banks or their representative) is hereby irrevocably authorized and empowered (in its own name or in the name of any Subordinated Creditor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in subsection 3.1 above and give acquittance therefor and to file claims and proofs of claim and take such other actions (including without limitation voting the Subordinated Debt or enforcing any security interest or other lien securing payment of the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of any of the Banks, the Agent or the holders of Senior Obligations (all of the foregoing being referred to herein collectively as "Holders") hereunder; and

                          3.2.2  Each Subordinated Creditor shall duly and
promptly take such action as the Agent may request (A) to collect the Subordinated Debt for account of the Holders and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Agent such powers of attorney, assignment, or other instruments as it may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Debt, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Debt.

                 3.3 All payments or distributions upon or with respect to the Subordinated Debt which are received by any Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of any Holders, shall be segregated from other funds and property held by such Subordinated Creditor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Obligations in accordance with the terms of the Loan Agreement.

                 3.4 The Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Borrower shall have complied with any of the provisions hereof applicable to it, at any time when any Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to it. Each Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

                 SECTION 4 No Commencement of Any Proceeding. Each Subordinated Creditor agrees that, so long as any of the Senior Obligations shall remain unpaid, it will not commence, or join with any creditor other than the Holders in commencing, any Proceeding.

                 SECTION 5 Rights of Subrogation. Each Subordinated Creditor agrees that no payment or distribution to the Holders pursuant to the provisions of this Agreement shall entitle any Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Senior Obligations shall have been paid in full in cash.

                 SECTION 6 Subordination Legend; Further Assurances. Each Subordinated Creditor and the Borrower will cause each instrument evidencing Subordinated Debt to be endorsed with the following legend:

         "THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT DATED AS OF DECEMBER 22, 1993 BY THE MAKER HEREOF AND PAYEE NAMED HEREIN AND OTHERS IN FAVOR OF THE BANKS, THE AGENT AND THE HOLDERS OF SENIOR OBLIGATIONS REFERRED TO IN SUCH SUBORDINATION AGREEMENT."

Each Subordinated Creditor and the Borrower will further mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement and will, in the case of any Subordinated Debt which is not evidenced by any instrument, upon the Agent's written request, cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with the above legend. The Subordinated Creditors will upon the Agent's request deliver to the Agent true and correct copies of all instruments, if any, evidencing Subordinated Debt. The Subordinated Creditors and the Borrower will, at their expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder.

                 SECTION 7 No Change in or Disposition of Subordinated Debt. No Subordinated Creditor will, without the consent of the Agent:

                 7.1 Cancel or otherwise discharge any of the Subordinated Debt (except upon payment in full in cash thereof paid to the Agent as contemplated by Section 3.3) or subordinate any of the Subordinated Debt to any indebtedness of the Borrower other than the Senior Obligations;

                 7.2 Sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt; or

                 7.3 Permit the terms of any of the Subordinated Debt to be changed in any manner.

                 SECTION 8 Agreements by the Borrower. The Borrower agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions of this Agreement.

                 SECTION 9 Obligations Hereunder Not Affected. All rights and interests of the Holders hereunder, and all agreements and obligations of the Subordinated Creditors and the Borrower under this Agreement, shall remain in full force and effect irrespective of:

                          9.1.1  any lack of validity or enforceability of the
Loan Agreement, any Note, or any other Credit Documents, or any agreement or instrument relating thereto;

                          9.1.2  any change in the time, manner of place of
payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or any consent to departure from the Loan Agreement or any other Credit Document;

                          9.1.3  any taking and holding of any collateral or
security or additional guarantees for all or any of the Senior Obligations; or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination or release of any collateral or such guarantees, or any non-perfection of any collateral, or any consent to departure from any such guaranty;

                          9.1.4  any manner of application of collateral or
proceeds thereof, to all or any of the Senior Obligations, or the manner of sale of any collateral or other security;

                          9.1.5  any consent by any of the Holders or any other
Person to the change, restructure or termination of the corporate structure or existence of the Borrower or any Subsidiary thereof and any corresponding restructure of the Senior Obligations, or any other restructure or refinancing of the Senior Obligations or any portion thereof;

                          9.1.6  any modification, compounding, compromise,
settlement, release by the Holders or any of them or any other Person (or by operation of law or otherwise), collection or other liquidation of the Senior Obligations or of any collateral or security in whole or in part, and any refusal of payment to any Holder in whole or in part, from any obligor or guarantor in connection with any of the Senior Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, the Subordinated Creditors; or

                          9.1.7  any other circumstance (including, but not
limited to, any statute of limitations) which might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subordinated Creditor.

                 Without limiting the generality of the foregoing, each Subordinated Creditor hereby consents to, and hereby agrees, that the rights of each Holder hereunder, and the enforceability hereof, shall not be affected by any and all releases of any collateral or security from the liens and security interests created by any security agreement, pledge agreement or other agreement whether for purposes of sales or other dispositions of assets or for any other purpose. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any of the Holders upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

                 SECTION 10  Waiver.

                 10.1 Each Subordinated Creditor and the Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Obligations and this Agreement and any requirement that any

Holder protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against a debtor or any other Person or any collateral or security.

                 10.2 Each Subordinated Creditor and the Borrower hereby waive any right to require any Holder or any other Person to proceed against any party hereto or any other Person, or proceed against or exhaust any collateral or security, or pursue any other remedy in the power of any Holder any other Person.

                 10.3 Each Subordinated Creditor and the Borrower agrees that the Holders or any of them in their sole discretion, without notice or demand and without affecting the enforceability of this Agreement, may foreclose on any deed of trust or mortgage securing all or a portion of the Senior Obligations and the interests in real property secured thereby by nonjudicial sale; and each Subordinated Creditor and the Borrower hereby waives any defense to the enforceability hereof by Holders or any of them or any other Person against any Subordinated Creditor or the Borrower after a nonjudicial sale even though such Subordinated Creditor's right of subrogation may be altered, impaired or extinguished thereby.

                 SECTION 11 Representations and Warranties. Each of the Subordinated Creditors and the Borrower hereby represents and warrants as follows:

                 11.1 The Subordinated Debt outstanding at any time (i) has, or will have been, duly authorized by the Borrower, (ii) has not been, and will not be, amended or otherwise modified and (iii) constitutes, or will constitute, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower, in accordance with its terms. There exists no default in respect of any such Subordinated Debt.

                 11.2 The Subordinated Creditors own the Subordinated Debt now outstanding free and clear of any lien, security interest, charge or encumbrance or any rights of others.

                 SECTION 12 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Subordinated Creditor or by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 SECTION 13 Expenses. Each of the Subordinated Creditors and the Borrower jointly and severally agrees to pay, upon demand, to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which any Holder may incur in connection with the exercise or enforcement of any of the rights or interests of any Holder hereunder.

                 SECTION 14 Addresses for Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall, unless otherwise stated herein, be in writing (including telex, or telecopied communications) and shall be sent by mail (by registered or certified mail, return receipt requested), telex, telecopier or hand delivery:

                 14.1 If to a Subordinated Creditor or the Borrower, to it at its address set forth on the signature pages hereof or at such other address as shall be designated by it in a written notice to the Agent complying as to delivery with the terms of this Section; or

                 14.2 If to a Holder addressed to it at its address for notices provided in Section 11.03 of the Loan Agreement.

All such notices, requests, demands and other communications shall be effective
(a) when mailed, on the earlier of receipt or the third Business Day after being deposited in the mails with postage prepaid, (b) when sent by telex, upon confirmation by telex answerback, (c) when sent by telecopy, upon receipt thereof, and (d) upon personal delivery thereof.

                 SECTION 15 References to Holders. Any reference herein to "the Holders" shall be a reference herein to any or all of them.

                 SECTION 16 No Waiver; Remedies. No failure on the part of any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                 SECTION 17 Continuing Agreement; Transfer of Notes. This Agreement is a continuing agreement and shall (i) remain in full force and effect until the Senior Obligations shall have been paid in full in cash, (ii) be binding upon the Subordinated Creditors, the Borrower and their respective successors and assigns, and (iii) inure to the benefit of and be enforceable by the Holders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Bank may assign or otherwise transfer any Note held by it, or any interest therein, or grant any participation in its rights or obligations under the Loan Agreement (or any other Credit Document), subject to the provisions of the Loan Agreement (or such Credit Document), to any other Person, who shall thereupon become vested with all the rights in respect thereof granted to such Bank herein or otherwise.

                 SECTION 18 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective as to each party hereto after a counterpart hereof shall have been signed by such party.

                 SECTION 19 Waiver of Jury Trial. Each Subordinated Creditor and the Borrower hereby irrevocable waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any of the other Credit Documents.

                 SECTION 20 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                 WITNESS WHEREOF, the Subordinated Creditors and the Borrower have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                           NATIONAL EDUCATION CORPORATION


                                           By_________________________________
                                             Its______________________________

                                           Address:  18400 Von Karman Ave.
                                                     Irvine, CA 92715

                                           STECK-VAUGHN PUBLISHING CORPORATION


                                           By_________________________________
                                             Its______________________________

                                           Address:  8701 N. MoPac Expressway
                                                     Suite 200
                                                     Austin, TX 78759-8364



                                           NATIONAL EDUCATION INTERNATIONAL
                                           CORP.


                                           By_________________________________
                                             Its______________________________

                                           Address:  18400 Von Karman Ave.
                                                     Irvine, CA 92715



                                           NATIONAL EDUCATION CREDIT
                                           CORPORATION


                                           By_________________________________
                                             Its______________________________

                                           Address:  18400 Von Karman Ave.
                                                     Irvine, CA 92715



                                           NATIONAL EDUCATION FOREIGN SALES
                                           CORP.


                                           By_________________________________
                                             Its______________________________

                                           Address:  18400 Von Karman Ave.
                                                     Irvine, CA 92715

                                           NATIONAL EDUCATION PAYROLL CORP.


                                           By_________________________________
                                             Its______________________________

                                           Address:  18400 Von Karman Ave.
                                                     Irvine, CA 92715




                                           NEC SUB. INC.


                                           By_________________________________
                                             Its______________________________

                                           Address:  18400 Von Karman Ave.
                                                     Irvine, CA 92715



                                           NATIONAL EDUCATION CENTERS, INC.


                                           By_________________________________
                                             Its______________________________

                                           Address:  1732 Reynolds Street
                                                     Irvine, CA 92714



                                           ICS LEARNING SYSTEMS, INC.


                                           By_________________________________
                                             Its______________________________

                                           Address:  925 Oak Street
                                                     Scranton, PA 18515

                                           NETG HOLDING, INC.



                                           By_________________________________
                                             Its______________________________

                                           Address:  1751 West Diehl Road
                                                     Naperville, IL 60566

                                                                 ANNEX I


                        ANNEX I TO SUBORDINATION AGREEMENT


                             SUBORDINATED CREDITORS


          Steck-Vaughn Publishing Corporation
          National Education International Corp.
          National Education Credit Corporation
          National Education Foreign Sales Corp.
          National Education Payroll Corp.
          NEC Sub. Inc.
          National Education Centers, Inc.
          ICS Learning Systems, Inc.
          NETG Holding, Inc.